                                                                    Exhibit 10.1

                                DAYS INN SYSTEM


                       MASTER LICENSE AGREEMENT FOR THE
                              TERRITORY OF ITALY

                         Agreement Date: June 1, 2000


                                    Between

                   CENDANT GLOBAL SERVICES B.V., as LICENSOR

                                      and

                    TEAM PIEMMESE, S.A., AS MASTER LICENSEE

                                      and

                         TEAM BMP, S.A., as GUARANTOR

                               TABLE OF CONTENTS

___________________________, AS MASTER LICENSEE                               i

ARTICLE 1:  GENERAL DEFINITIONS                                               1

ARTICLE 2:  MASTER LICENSE                                                    5

   2.1    Grant of Master License.                                            5
          ------------------------

   2.2    Exclusive Relationship.                                             6
          -----------------------

   2.3    Term.                                                               7
          ----

   2.4    Master Licensee's Net Worth Requirement.                            7
          ----------------------------------------

   2.5    Representations and Warranties of Master Licensee.                  8
          --------------------------------------------------

   2.6    Representations and Warranties of Company.                          9
          ------------------------------------------

ARTICLE 3:  DEVELOPMENT OBLIGATIONS OF MASTER LICENSEE                       10

   3.1    Development Schedule.                                              10
          --------------------

   3.2    Site Selection.                                                    11
          ---------------

   3.3    Unit Site Plans.                                                   11
          ----------------

   3.6    Area Agreements.                                                   12
          ---------------

ARTICLE 4:  SERVICES AND OBLIGATIONS                                         13

   4.2    Initial and Continuing Training.                                   13
          --------------------------------

   4.3    Continuing Services of Company                                     14
          ------------------------------

   4.4    Certification Inspection of New and Conversion Units.              15
          -----------------------------------------------------

   4.5    Territory Reservation Center.  [To be discussed]                   15
          -------------------------------

   4.11   Compliance with Laws and Good Business Practices.                  20
          -------------------------------------------------

ARTICLE 5:  FEES                                                             20

   5.4    Company Annual Inspection Fee.                                     21
          -----------------------------

   5.6    Reservation Fees.                                                  22
          ----------------

   5.7    Company Marketing Contributions.                                   22
          --------------------------------

   5.8    Transfer Fee.                                                      22
          ------------

   5.10   Termination and Similar Fees.                                      23
          ----------------------------

   5.11   Interest on Late Payments.                                         23
          --------------------------

   5.12   Withholding Taxes.                                                 23
          ------------------

   5.14   Payment Approvals.                                                 24
          ------------------

ARTICLE 6:  SYSTEM STANDARDS & MANUALS                                       25

ARTICLE 7:  MARKS                                                            26

   7.1    Ownership of the Marks.                                            26
          ----------------------

   7.3    Licensing of Franchisees.                                          27
          ------------------------

   7.5    Infringements.                                                     27
          -------------

   7.7    Local Marks..................................................      28
          -----------

ARTICLE  8:  INSURANCE OBLIGATION                                             28

ARTICLE  9:  CONFIDENTIAL INFORMATION                                         29

ARTICLE 10:  RELATIONSHIP OF THE PARTIES & INDEMNIFICATION                    30

ARTICLE 11:  FRANCHISE AGREEMENTS                                             31

ARTICLE 12:  REPORTS                                                          33

ARTICLE 13:  INSPECTIONS AND AUDITS                                           34

ARTICLE 14:  ASSIGNMENTS                                                      34

ARTICLE 15:  TERMINATION                                                      35

ARTICLE 16:  RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION            36

   16.1   Payment of Amounts Due to Company.                                  36
          ---------------------------------

   16.3   Discontinuance of System Use.                                       37
          ----------------------------

   16.4   Covenant Not To Compete.                                            37
          ------------------------

   16.8   Price for Purchased Assets.                                         39
          --------------------------

ARTICLE 17:  GENERAL PROVISIONS.                                              40

   17.6   Governing Law.                                                      41
          -------------

   17.10  Delivery of Notices and Payments.                                   43
          --------------------------------

EXHIBITS ATTACHED:


     A    LIST OF MARKS
     B    FORM OF GUARANTY
     C    DEVELOPMENT SCHEDULE
     D    TRADEMARK LICENSE AGREEMENT
     E SOFTWARE LICENSE AGREEMENT AND FORM OF UNIT RESERVATION SOFTWARE LICENSE AGREEMENT
     F    FRANCHISE AGREEMENT FORM
     G    MINIMUM UNIT STANDARDS

                           DAYS INN WORLDWIDE, INC.
              MASTER LICENSE AGREEMENT FOR THE TERRITORY OF ITALY


     THIS AGREEMENT is made and entered into as of June 1, 2000 (the "Agreement Date"), by and between CENDANT GLOBAL SERVICES, B.V., a private company with limited liability organized under the laws of the Netherlands, ("Company"), and team Piemmese S. A., a Sociedad Anonima organized under the laws of Uruguay ("Master Licensee").

                              W I T N E S E T H:
                              -----------------

     WHEREAS, Company has licensed from Days Inns Worldwide, Inc. ("DIW") a system for providing and marketing hotel, motel, inn and lodging services and related restaurant, lounge and ancillary services under the name and style of Days Inn(R), Days Hotel(R), Days Lodge(R), and Days Suites(R) facilities. Company franchises the operation of hotel, motel, inn and lodging facilities worldwide in accordance with such System (defined below); and

     WHEREAS, Company desires to expand through the development of hotel, motel, inn, suite and extended stay apartment-type facilities (which are sometimes collectively referred to herein as "lodging facilities") operated under the System and the Marks in the Territory; and

     WHEREAS, Master Licensee recognizes the distinctiveness, confidentiality and value of the System; the advantages which may be obtained by using the System in, and, if necessary, by adapting it to, the Territory; and desires to acquire a master license to use and, if necessary, to adapt the System and the Marks for the purpose of franchising lodging facilities in the Territory.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:

                        ARTICLE 1:  GENERAL DEFINITIONS

     Unless defined below, terms used in this Agreement are defined and construed in the context in which they appear. As used in this Agreement, the following terms shall have the meanings defined in this Article 1 unless a different meaning is plainly required by the context:

     1.1 "Affiliates" means and includes partnerships, corporations and other legal entities that directly or indirectly control, are controlled by or are under common control with either of the parties hereto.

     1.2 "Agreement Year" means the twelve month period commencing on January 1 of each calendar year, except that the first Agreement Year commences on the Agreement Date and concludes on the December 31 following the Agreement Date.

     1.3 "Area Agreement" means any area development or similar agreement between Master Licensee and a third party (including its affiliates) providing for the grant of exclusive or non-exclusive rights to develop or operate Units within any area, region or political jurisdiction within the Territory, but not the entire Territory.

     1.4 "Area Continuing Fees" means all fees periodically payable to Master Licensee under an Area Agreement with respect to Gross Room Revenues of Units or on another basis relating to such Area Agreement.

     1.5 "Area Fees" means, collectively, the Area Initial Fees and the Area Continuing Fees.

     1.6 "Area Franchisee" means the party with which Master Licensee enters into an Area Agreement.

     1.7 "Area Initial Fee" means the fee payable by an Area Franchisee in connection with the execution of an Area Agreement comparable to fees paid by a Franchisee as described in Paragraph 1.24.

     1.8 "Central Reservation System" means the computer system used by Company to accept, store and communicate reservations for System Units generally, or its technological equivalent.

     1.9 "Company Annual Inspection Fee" means the fee payable by Master Licensee to Company pursuant to Paragraph 5.4 as specified therein.

     1.10 "Company Continuing Fees" means the fees payable by Master Licensee to Company on a monthly basis pursuant to Paragraph 5.3 as consideration for the services Company provides to Master Licensee and for the license of the Marks to Master Licensee.

     1.11 "Company Initial Fee" means the fees payable by Master Licensee to Company pursuant to Paragraph 5.2 for each Unit as consideration for the services Company provides in connection with the development and opening of such Unit.

     1.12 "Company Marketing Contribution" means the contribution payable by Master Licensee to Company pursuant to Paragraphs 4.6 and 5.7 as consideration for certain advertising and marketing services provided to Master Licensee as described therein.

     1.13 "Company Reservation Fees" means the fees payable by Master Licensee to Company on a monthly basis pursuant to Paragraph 5.6 as consideration for services of the Central Reservation System provided by Company and related charges as described therein.

     1.14 "Continuing Franchise Fee" means the monthly fee payable by each Franchisee to Master Licensee pursuant to its Franchise Agreement, paid as consideration for the services Master Licensee shall provide to Franchisee and for the use of the Marks licensed under the

Franchise Agreement, other than the Franchise Marketing Contribution and Franchise Reservation Fees.

     1.15 "CPI" means the U.S. Consumer Price Index for All Items, Urban Consumers, All Cities Average, (1982-84=100) published by the U.S. Department of Labor, or if such Index is discontinued, an index of consumer prices published by the United States government or another reliable source selected by Company.

     1.16 "Development Fee" means the non-refundable development and service fee payable by Master Licensee to Company pursuant to Paragraph 5.1 as consideration for Company's grant of the master license to Master Licensee for the Territory and the services Company shall provide to Master Licensee.

     1.17 "Dollars" or "$" means the legal currency of the United States.

     1.18 "Franchise Agreement" means each franchise agreement to be entered into and used by Master Licensee to grant Unit franchises to Franchisees as approved by Company pursuant to Paragraph 11.1 hereof.

     1.19 "Franchisee" means the party authorized by a Franchise Agreement to operate a Unit, including Affiliates of Master Licensee and to the greatest extent possible, Area Franchisees unless the context clearly otherwise requires.

     1.20 "Franchise Fees" collectively refers to the fees payable by Franchisees to Master Licensee pursuant to the Franchise Agreements, including, without limitation, Initial Franchise Fees, Franchise Marketing Contributions, Franchise Reservation Fees and Continuing Franchise Fees. This term does not include management fees paid to Master Licensee or an Affiliate for management services actually performed in addition to the services provided to a Franchisee under a Franchise Agreement.

     1.21 "Franchise Marketing Contribution" means the contribution payable by each Franchisee to Master Licensee's marketing fund for the Territory pursuant to the terms of the applicable Franchise Agreement and for the Company Marketing Contribution, as described in Paragraph 4.6 hereof.

     1.22 "Franchise Reservation Fees" means the monthly fees payable by each Franchisee to Master Licensee pursuant to its Franchise Agreement, as consideration for reservation services, plus related charges and commissions as described in Paragraph 5.6.

     1.23 "Gross Room Revenues" means all gross revenues (from both cash and credit transactions) from the use, occupancy or rental of guest rooms at Units, excluding food and beverage charges, entertainment charges, banquet and meeting room charges, incidental service charges (valet, telex, facsimile, concierge service charges and the like), telephone service fees and charges and sales, occupancy, use and value-added taxes.

     1.24 "Initial Franchise Fee" means certain non-refundable fees payable by a

Franchisee to Master Licensee as follows: (a) the initial franchise fee, in consideration for the grant of a franchise to operate a Unit; (b) a transfer or relicense fee, in consideration for the authorization to transfer or relicense the Unit or the franchise, or assign the Franchise Agreement to a new owner; (c) the renewal fee, if any, in consideration for the extension, modification or renewal of the Franchise Agreement; and (d) the license fee paid by the licensee of the Unit Reservation Software.

     1.25 "Legal Requirements" means all laws, ordinances, regulations, rules, administrative orders, decrees and policies of any Territory government, governmental agency or department.

     1.26 "LIBOR" means, in respect of any relevant sum or any relevant period, the rate shown on page "3750" (or any equivalent successor page thereto) on the Telerate Monitor Screen as being the rate per annum at which Dollar deposits are offered for one month at or about 11:00 a.m. (London time) on the day before the first day of such period.

     1.27 "Local Marks" means the trademarks, service marks, trade names, logos, slogans and commercial symbols developed or acquired from time to time by Master Licensee (whether any such Local Marks are registered or not), as approved by Company pursuant to Paragraph 7.7, for use in the Territory to identify Units and the services and products offered, sold or used therein.

     1.28 "Marks" means the trademarks, service marks, trade names, logos, slogans and commercial symbols listed on Exhibit A hereto (whether any such Marks are registered or not), as the same shall be amended from time to time, and such other trademarks, service marks, trade names, logos, slogans and commercial symbols as Company may authorize for use from time to time to identify Units and the services and products offered, sold or used therein.

     1.29 "Marks Owner" means DIW or its successors and assigns as owner of the Marks in the Territory.

     1.30 "Star Rating" means the five star hotel rating system as used by the tourism ministry of the national government of the Territory or its functional equivalent as selected by Company in its sole discretion.

     1.31 "System" shall mean a comprehensive system for providing lodging facility services which at present includes: (a) the Marks; (b) other intellectual property, including copyrights, confidential information, "System Standards Manuals" and know-how; (c) advertising, publicity and other marketing materials and programs; (d) design, construction operations, guest service, technology and appearance standards defined as "System Standards" below; (e) training programs and materials; (f) quality assurance standards, inspection methods and scoring systems and other programs intended to establish, measure and report on the quality of units and services provided to guests; (f) a computerized central guest room reservation system; (g) consulting programs; (h) operating guidelines, specifications and policies; (i) food and beverage and other services, but only when offered under the Marks in accordance with

System Standards.

     1.32 "System Standards" means the standards specified in writing from time to time by Company as the same may be amended, modified, supplemented or deleted from time to time, including, without limitation, standards relating to:
(a)"Quality Standards" for Units, which include the design standards and other standards for cleanliness, maintenance, supplies, types of permitted concessions, food and beverage services, vending machines, uniforms, staffing, employee training, employee language capability, furniture, fixtures and equipment, decor, guest services, operations, guest comfort and the like; (b) "Marks Standards" for interior and exterior Mark-bearing signs, china, linens, utensils, glassware, uniforms, stationery, supplies, advertising materials and other items, including the right to specify which items shall omit or bear the Marks and how the Marks are displayed thereon; (c) "Design Standards" for new, conversion, upgraded or modified facilities, including standards for all aspects of unit design, construction materials, landscaping, interior decor, original and replacement furniture, fixtures and equipment, uniforms, amenities, supplies and the like; and (d) "Technology Standards" for communications, point of sale terminals and computer hardware and software for various applications, including, without limitation, rooms management, records maintenance, marketing data collection and storage, accounting, budgeting and reservation system access.

     1.33 "Territory" means the Republic of Italy.

     1.34 "Territory Reservation System" means the computer system or its technological equivalent to be operated by Master Licensee to accept, store and communicate reservations either originated in the Territory or intended for Units in the Territory, as described in Paragraph 4.5.

     1.35 "Territory System Standards" means the System Standards, as adapted to the Territory by Master Licensee and approved by Company in accordance with the procedure described in Paragraph 6.1 hereof.

     1.36 "Unit" means a System hotel, motel, inn, suite and extended stay apartment-type lodging facility located in the Territory, that has at least seventy (70) guest rooms and qualifies for a two or three Star Rating, conforming to Territory System Standards and this Agreement.

     1.37 "Unit Reservation Software" means the computer software or its technological equivalent licensed by Master Licensee to Franchisees that permits each Unit to communicate with the Territory Center. Such term shall not include computer software developed by Master Licensee or an Affiliate which performs functions other than the communication of reservations and related information between Units and the Territory Reservation System.

                          ARTICLE 2:  MASTER LICENSE

     2.1  Grant of Master License.
          ------------------------

     (a) Subject to all of the terms and conditions hereof, Company grants to Master

     Licensee, for and during the Term, the exclusive right within the Territory to grant System franchise, area development and franchise brokerage rights for the construction, conversion, development and operation of Units in the Territory. Master Licensee shall not own or operate any Unit for itself, provided that its Affiliates may own, operate, lease and manage Units. Company and its Affiliates shall not develop, manage or locate, or grant a license or franchise for, any System hotel, motel, inn, suite or extended stay apartment-type lodging facility in the Territory; provided, however, Company and other System area, master and unit licensees and franchisees having units located outside the Territory may advertise within the Territory.

     (b) Master Licensee shall not enter into any Area Agreement for any area, region or political jurisdiction within the Territory without the prior written consent of Company, which shall not be unreasonably withheld or delayed.

     (c) Master Licensee's right and license to grant franchises is subject to the execution by each Franchisee and Area Franchisee of a legally binding acknowledgment (in the form prescribed by Company) stating that, if the rights of Master Licensee under the Franchise Agreement or Area Agreement become vested in Company, Company is entitled to exercise all of such rights of Master Licensee (including any rights of termination) in accordance with the Franchise Agreement or Area Agreement and may enforce same against Franchisee or the Area Franchisee without the consent of or reference to Master Licensee.

     (d) The master license herein granted is limited to the Territory and confers no rights upon Master Licensee to use or license the use of the System or the Marks outside the Territory, or to operate or franchise others to operate Units outside the Territory. Master Licensee shall use the System only in the Territory in connection with the franchising and marketing of Units. Master Licensee will not, directly or indirectly: use any part of the System outside the Territory (except for advertising and/or participation in exhibitions and/or fairs outside the Territory in accordance with the terms hereof); communicate any part of the System to any other natural or legal person except Master Licensee's employees, directors, authorized representatives and agents, and Franchisees for use inside or outside the Territory subject to the terms and conditions of this Agreement; or seek to establish or obtain proprietary rights, registration of any of the Marks or other evidence of System ownership anywhere in the world except as expressly authorized by Company in writing in advance. Master Licensee shall cause its Affiliates and Franchisees to strictly comply with the restrictions described in the foregoing sentence.

     (e) The master license and the System does not include a purchasing/procurement program of the type operated by Company's Affiliate, Cendant Supplier Services, Inc. under the trade name "Cendant Supplier Services." Such purchasing/procurement program is reserved for such Affiliate and may be offered and licensed to other parties in the Territory under the name and mark "Cendant Supplier Services".

     (f) To induce Company to enter into this Agreement, Master Licensee shall execute a guaranty of Master Licensee's performance and payment obligations under this Agreement in the form of that certain Guaranty and Assumption of Master Licensee's Obligations attached hereto as Exhibit B. Master Licensee shall remain liable under the Guaranty after it assigns this Agreement to an Affiliate as provided in Paragraph 14.3. To the extent obligations are imposed on Affiliates in this Agreement, Master Licensee shall cause Affiliates to perform such obligations as described herein.

     2.2  Exclusive Relationship.
          ----------------------

     Master Licensee shall devote its full time, resources, energies and attention to the conduct of business as contemplated by and pursuant to the terms of this Agreement and shall engage in no other trade, business, profession or endeavor. During the Term, Master Licensee will not engage, assist, own a beneficial interest or otherwise participate in any direct or indirect capacity or manner in the development, ownership, operation, leasing, joint venture operations, licensing, franchising, sponsoring, financing, consultation with respect to any hotel, motel, inn, suite, extended stay apartment-type or lodging facilities located in the Territory, except in accordance with this Agreement as specifically approved in writing by Company. Affiliates of Master Licensee are not subject to any limitation on their activities. Nothing herein shall preclude Master Licensee or any Affiliate from entering into master license agreements or similar agreements with an Affiliate of Company.

     2.3  Term.
          ----

     (a) The initial term of this Agreement shall commence on the Agreement Date and expire on December 31, 2025 (the "Initial Term"). Master Licensee shall have the right to renewal of the master license for one ten year term (the "Renewal Term"), subject to obtaining all required governmental approvals and the requirements of this Paragraph 2.3. The Initial Term and the Renewal Term are collectively referred to herein as the "Term".

     (b) If (i) Master Licensee has substantially complied with all of the terms and conditions of this Agreement during the Initial Term including without limitation the Development Schedule, and (b) the Renewal Term is permitted under applicable Legal Requirements then in effect, and (c) the number of Unit guest rooms open in the Territory equals at least 90% of the number of guest rooms then open in the Territory affiliated with the hotel chain based in the United States with the most guest rooms open in the Territory having the same Star rating as Days Inn Units, then Master Licensee may give Company written notice of its request to renew not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the Initial Term. Within sixty (60) days after receipt of Master Licensee's written renewal request, Company shall notify Master Licensee of Company's acceptance or rejection of such request. Company may reject the request only if Master Licensee fails to qualify for renewal under the conditions stated above. If the request is accepted, Master Licensee shall obtain all necessary governmental approvals of the renewal. Master Licensee shall pay the "Renewal Fee" specified in Paragraph 5.9 within twenty (20) days after receipt of Company's acceptance of the renewal request or the request for renewal will be deemed void and no longer enforceable. Master Licensee acknowledges that its renewal rights will be adversely affected by any default under this Agreement occurring subsequent to delivery of the notices described in the this Paragraph, which must be cured prior to the expiration date of the Initial Term or no renewal will occur.

     2.4  Master Licensee's Net Worth Requirement.
          ----------------------------------------

     Master Licensee represents to Company and covenants with Company that Master Licensee and Guarantor will jointly have as of the Agreement Date, and shall maintain at all times during the Term hereof, a Consolidated Net Worth, as defined below, in an amount of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00). As used herein, "Consolidated Net Worth" shall mean the excess of total assets over total liabilities of Master Licensee and Guarantor determined on a consolidated basis in accordance with generally accepted accounting principles of Italy, or if this Agreement is assigned to an affiliate under Paragraph 14.3, of the Guarantor, the assignee and the Guarantor's subsidiaries. Consolidated Net Worth shall be calculated at the Exchange Rate specified in Paragraph 5.13 hereof. Upon Company's request, Master Licensee shall recertify in writing on a yearly basis that as of the last day of each calendar year during the Term its Consolidated Net Worth exceed such minimum requirements. If Consolidated Net Worth fails to exceed such minimum requirements, then Master Licensee and Guarantor shall obtain additional equity, or debt subordinate to Master Licensee's obligations to Company, sufficient to remedy any such deficiency within ninety (90) days after the end of the calendar year in which such deficiency occurs. If Master Licensee fails to cure such deficiency within such ninety (90) day period, then Company shall have the right to terminate this Agreement pursuant to Paragraph 15.1 hereof.

     2.5  Representations and Warranties of Master Licensee.
          --------------------------------------------------

     Master Licensee hereby represents and warrants to Company, as of the Agreement Date as follows:

     (a) Master Licensee is duly organized, validly existing and in good standing under the laws of __________, has all necessary power and authority to enter into and perform its obligations under this Agreement and all documents executed in connection herewith, and to carry on its business and to own and lease its properties, as presently conducted, owned and leased.

     (b) There are no proceedings pending seeking to dissolve or to liquidate Master Licensee, and no action has been taken by the Board of Directors or the shareholders of Master Licensee authorizing any such proceedings.

     (c) The persons executing this Agreement and all other documents executed in connection herewith on behalf of Master Licensee have been duly authorized to perform such actions on behalf of Master Licensee. This Agreement and all other documents executed in connection herewith constitute the valid, legal and binding obligations of Master Licensee and, to the best knowledge of Master Licensee, are enforceable in accordance with their respective terms, subject to applicable bankruptcy laws and general principles of equity.

     (d) Neither the execution, delivery or performance of this Agreement or any other document executed in connection herewith, nor the consummation of the transactions contemplated therein, will violate Master Licensee's Articles of Incorporation or By-laws, or constitute or create a violation of or default under, with the giving of notice, the passage of time or both, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guarantee, lease (capital or operating) or any other document or instrument, or any law, rule, regulation, ordinance, or any judicial or administrative decree, rule or order to which Master Licensee is a party or by which it or its properties is or may be bound.

     (e) There is no arbitration, litigation or administrative proceeding pending, or to the knowledge of Master Licensee, threatened, in which Master Licensee is or may be a party, which may materially and adversely affect Master Licensee or its property, which would adversely affect the ability of Master Licensee to enter into or perform its obligations under this Agreement or any other document executed in connection herewith, or have a material adverse effect on the business, prospects or finances of Master Licensee if determined adversely to Master Licensee. Master Licensee is not the subject of any pending bankruptcy, insolvency, receivership or similar proceeding, and is not a party to, subject to, or in default in any material respect with, any writ, injunction, decree, judgment, award, determination, direction or demand of any arbitrator, court or governmental agency or instrumentality.

     (f) All information provided to Company regarding Master Licensee, its directors, shareholders and officers is true, complete and correct. All capital stock of Master Licensee now outstanding has been validly issued, is fully paid and non-assessable, and the shareholder's equity amount shown on any balance sheet provided to Company has actually been received or earned by Master Licensee. All issued and outstanding shares of the capital stock of Master Licensee are legally and beneficially owned by the persons ("Disclosed Parties") listed on the Ownership Disclosure Statement delivered concurrently with this Agreement. Master Licensee shall update and deliver to Company a revised Ownership Disclosure Statement within thirty (30) days after the preceding Ownership Disclosure Statement is no longer accurate.

     (g) To the best knowledge of Master Licensee, Master Licensee is not in default under, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute or create a default under, any deed of trust, mortgage, lease, security agreement, note, preferred stock, bond, indenture, guaranty or other instrument issued by Master Licensee.

     2.6  Representations and Warranties of Company.
          ------------------------------------------

     Company hereby represents and warrants to Master Licensee, as of the Agreement Date as follows:

     (a) Company is duly organized, validly existing and in good standing under the laws of the Netherlands, has all necessary power and authority to enter into and perform its obligations under this Agreement and all other documents executed in connection herewith and to carry on its business and to own and lease its properties, as presently conducted, owned and leased.

     (b) There are no proceedings pending seeking to dissolve or to liquidate Company, and no action has been taken by the Board of Directors or the shareholders of Company authorizing any such proceedings.

     (c) The persons executing this Agreement and all other documents executed in connection herewith on behalf of Company have been duly authorized to perform such actions on behalf of Company. This Agreement and all other documents executed in connection herewith constitutes the valid, legal and binding obligations of Company and, to the best knowledge of Company, are enforceable in accordance with their respective terms, subject to applicable bankruptcy laws and general principles of equity.

     (d) Neither the execution, delivery or performance of this Agreement or any document executed in connection herewith, nor the consummation of the transactions contemplated therein, will violate Company's Articles of Association, or constitute or create a violation of or default under, with the giving of notice, the passage of time or both, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guarantee, lease (capital or operating) or any other document or instrument, or any law, rule, regulation, ordinance, or any judicial or administrative decree, rule or order to which Company is a party or by which it or its properties is or may be bound.

     (e) Except for pending administrative actions in respect of registration of the Marks, there is no arbitration, litigation or administrative proceeding pending, or to the knowledge of Company, threatened, in which Company is or may be a party, or which may affect Company or its property, which would adversely affect the ability of Company to enter into or perform its obligations under this Agreement.

     (f) All information provided to Master Licensee regarding Company, its directors, officers and shareholders is true, complete and correct. All capital shares of Company now outstanding has been validly issued, is fully paid and non-assessable.

     (g) The license agreement authorizing Company to sublicense the System to Master Licensee are in good standing, with no party being in default thereunder, and all fees required to be paid as of the Agreement Date have been paid when due.

            ARTICLE 3:  DEVELOPMENT OBLIGATIONS OF MASTER LICENSEE

     3.1  Development Schedule.
          --------------------

     Units and guest rooms shall be developed and opened in accordance with the development schedule for Units and guest rooms (the "Development Schedule") set forth on Exhibit C attached hereto. Compliance with the Development Schedule means that Master License meets the targets for both Units and guest rooms. Master Licensee acknowledges that failure to comply with the Development Schedule constitutes a material default hereunder, for which Company shall have the right, in its sole discretion and at any time until the number of open rooms at Units in the Territory is at least eighty percent (80%) of the requirement for open rooms on the Development Schedule, to: (a) terminate this Agreement under Article 15 hereof; or (b) require Master Licensee to pay to Company a monthly supplement to Company Continuing Fees for each guest room less than the number required under the Development Schedule equal to the average monthly Company Continuing Fees per guest room during the preceding Agreement Year for so long thereafter as the rooms required to be open under the Development Schedule remain unopened. If the Development Schedule is not met, then Company may, in its sole discretion, terminate this Agreement by written notice to Master Licensee. Notwithstanding the foregoing, either party may terminate this Agreement on ninety (90) days prior written notice to the other party if Master Licensee is obligated to make payments of the supplement to Company Continuing Fees under this Paragraph for a period of one (1) year. A Unit shall be considered "open" when it meets Territory System Standards for immediate rental to and occupancy by Unit guests.

     3.2  Site Selection.
          --------------

     Master Licensee shall be responsible for the selection and approval of suitable sites for Units. Master Licensee shall submit to Company such site information, franchisee application materials and other information as Company reasonably requests for approval of proposed franchisees and Unit(s). Company shall notify Master Licensee of approval thereof in writing within twenty (20) days after Company receives complete information and materials, such approval not to be unreasonably withheld. If Company finds, in its reasonable discretion, that Master Licensee has demonstrated its ability to submit acceptable sites for Units, then Company may, by written notice to Master Licensee, no longer require prior approval of sites, and the sole responsibility for selection and for approval of sites shall be borne by Master Licensee.

     3.3  Unit Site Plans.
          ---------------

     All Units shall be newly constructed facilities or conversions of existing facilities renovated to meet Territory System Standards. At its expense, Master Licensee shall obtain from the Franchisee, prepare or cause the preparation of "Site Plans," consisting of a site plan and architectural plans and specifications for each new construction Unit, or photographs, renovation plans (if any are available), color boards and a list of improvements and replacements for each conversion Unit. Such Site Plans must be submitted to Company in English, or in Chinese with a precise separate translation attached for review, comment and approval prior to the commencement of any construction or renovation. Company's approval will not be unreasonably withheld or delayed. If Master Licensee has not received written disapproval, comments or modifications from Company within twenty (20) days after the date of receipt (as shown by courier delivery and receipt records) by Company at its headquarters in the United States or such other location as Company may designate, of such Unit Site Plans, Company shall be deemed to have approved such plans. Any changes to Site Plans required by Company may be further modified by Master Licensee to conform to Legal Requirements. Master Licensee will develop, operate or franchise only those Units for which Site Plans have been approved by Company. Company may, in its sole discretion, delegate in writing sole responsibility for approval of Unit Site Plans to Master Licensee.

     3.4  Company Units. Notwithstanding the rights granted to Master Licensee
          -------------
under this Agreement, Company and its Affiliates shall have the right to own, develop, manage, lease or operate System lodging facilities anywhere in the Territory, provided such lodging facilities satisfy the criteria for Units set forth in this Agreement. The Unit owner will enter into a Franchise Agreement with Master Licensee and shall pay Master Licensee an amount equal to the Continuing Franchise Fees and marketing fund contributions due from a Franchisee under Master Licensee's then current Franchise Agreement at the time Company advises Master Licensee of the owner's intent to develop such lodging facility. While any such lodging facilities shall participate in Master Licensee's Territory marketing programs, the initial certification and continuing quality assurance program inspections of such lodging facilities shall be performed solely by Company or its designee(s). Such Units shall otherwise comply with all Territory System Standards. If Master Licensee determines that such Units do not comply with Territory System Standards after performing the same inspection procedure and applying the same grading standards as it applies to non-Company Units, Company will take or cause its Affiliates to take appropriate remedial action. Any such Company Units will be counted toward satisfaction of the Development Schedule obligations of Master Licensee.

     3.5  Company Approved Franchisees. Notwithstanding any rights granted to
          ----------------------------
Master Licensee under this Agreement, Company shall have the right to require that Master Licensee enter into a Franchise Agreement with any person or entity that Company specifies in writing, provided that such proposed Franchisee meets the qualifications and standards for Franchisees and Units hereunder, if any, established by Master Licensee and approved by Company prior thereto. Master Licensee, in granting any such Franchise Agreement to a Company-specified Franchisee, will not unreasonably withhold, delay or condition its consent to any variations from the terms of Master Licensee's then current form of Franchise Agreement, provided the Continuing Fees payable under such Franchise Agreement shall not be more than Master Licensee's average rates specified in Franchise Agreements signed during the preceding year for Units. Any such Units will be counted toward satisfaction of the Development Schedule obligations of Master Licensee.

     3.6  Area Agreements.
          ---------------

     Master Licensee may enter into Area Agreements with the consent of Company, which will not be unreasonably withheld or delayed. Master Licensee shall submit the final form of Area Agreement to Company for its approval as a condition precedent to its effectiveness, such approval not to be unreasonably withheld or delayed. Each Area Agreement shall provide for the execution of a Franchise Agreement for each Unit opened under the Area Agreement. Area Fees payable by an Area Franchisee in connection with the execution of an Area Agreement or without regard to whether any Units relating to such Area Agreement are open shall be deemed Area Initial Fees and a share paid to Company as Company Initial Fees according to Paragraph
     5.2. Periodic payments payable to Master Licensee under an Area Agreement relating to the Gross Room Revenues of a related Unit or on another basis accruing after the opening of the Unit shall be deemed Area Continuing Fees and a share paid to Company as Company Continuing Fees according to Paragraph 5.3. Master Licensee shall diligently monitor and strictly enforce development and other obligations of an Area Franchisee as set forth in the Area Agreement. Failure of an Area Franchisee to perform its development obligations shall excuse or extend the time for performance of the Development Schedule for a reasonable time not to exceed six (6) months. Within ten (10) days after execution of any Area Agreement, Master Licensee shall provide Company with a copy thereof. An equity or other investment in Master Licensee itself, any Affiliate or any other entity in lieu or substitution of, in whole or in part, any Area Initial Fee or Area Continuing Fee shall be deemed payment of such a Fee and subject to Paragraph 5.2 or 5.3 as applicable. Except as provided in the preceding sentence, equity investments made by third parties in Master Franchisee, any Affiliate or any other entity shall not be included in the determination of Area Initial Fees or Area Continuing Fees hereunder.

     3.7  Referral of Prospects.
          ---------------------

     Company will promptly forward to Master Licensee's designee the name and such other information as it may receive regarding any prospect for who contacts Company about a Unit or Area franchise for a location in the Territory.

                     ARTICLE 4:  SERVICES AND OBLIGATIONS

     4.1  Initial Services of Company.
          ---------------------------

     Company shall instruct and consult with Master Licensee's personnel on adaptation of the System to the operation of lodging facilities in the Territory and the development, operation and franchising of Units. Such instruction and consultation shall be communicated through written and other means and shall relate to: (a) site selection, (b) lodging facility design, engineering, site planning, interior design, layout, decor and lighting; (c) furniture, fixtures and equipment; (d) reservation and room sales management; (e) lodging facility security and safety procedures and standards; (f) product supply; (g) employee and Franchisee training and employee utilization; (h) Unit periodic reports; (i) advertising, promotion, public relations, and marketing; (j) auditing, inspection, franchise services, guest services, and other Unit services; (k) operating procedures; (l) franchise marketing and compliance programs and procedures; and (m) reservation center computer hardware and software systems and programs. Instruction and consultation by Company personnel shall be provided mainly in the U.S. (other than in connection with initial certification inspections of new Units and annual inspection visits) through the initial training program described in Paragraph 4.2 and by telephone, facsimile transmission, telex and correspondence. Company has no obligation to travel to the Territory to provide these services more than once in any Agreement Year.

     4.2  Initial and Continuing Training.
          --------------------------------

     Master Licensee, within thirty (30) days after execution of this Agreement, shall designate and notify Company in writing of at least one (1) trainee, up to a limit of five (5) trainees, to attend an initial training program devised by Company. No tuition fee or materials fees will be charged for this program. The first trainee Master Licensee sends to attend Company's initial training program must commence training within ninety (90) days after execution hereof, provided that Company shall have at least thirty
     (30) days' prior written notice of the date Master Licensee desires its first trainee to commence training. All wages and travel and living expenses incurred by trainees shall be the sole responsibility of Master Licensee. Company shall offer lodging and meals to such trainees on the same basis as offered to other System trainees. Master Licensee personnel shall have the right to attend, on a space-available basis, subsequent regular training programs conducted by Company at a location Company selects in the U.S., without fees or other charges. All wages and travel and living expenses such personnel incur shall be the sole responsibility of Master Licensee. The initial training program shall be provided over a period not to exceed ninety (90) days and shall consist of instruction at Company's training center and may include an internship at one or more system units in the U.S. The training program shall cover, among other things, the subjects described in Paragraph 4.1 hereof. Upon completion of the instruction of Master Licensee's trainees, Company shall determine, in its sole discretion, which of such trainees have successfully completed the instruction program and shall issue to Master Licensee certificates of completion for such trainees ("Certified Employees") as of that date. Master Licensee will employ at least two (2) Certified Employees, beginning with the third Agreement Year, provided, however, that there may be less
                                    --------
     than two (2) Certified Employees for a reasonable period of time in the event that one or more of the Certified Employees terminates his employment with Master Licensee without adequate notice or is summarily terminated by Master Licensee and no Company training programs for his or their replacement are immediately available. Such Certified Employees shall be responsible for implementing mandatory training programs for Unit personnel in accordance with training standards and procedures prescribed by Company from time to time. Upon the implementation of such training programs by such Certified Employee(s) to Company's satisfaction, Company shall not object to certification by a Certified Employee of Unit personnel who successfully complete such training programs.

     4.3  Continuing Services of Company.
          ------------------------------

     Company will designate a service manager to be Master Licensee's primary contact person for operational, marketing, reservations and training issues. To the extent relevant to the Asian region, Company shall furnish to Master Licensee the results of any research, development and testing programs undertaken in the U.S. (and, to the extent deemed relevant by Company, in other countries) relating to one or more of: (a) new product or service development; (b) lodging facility design, layout, fixtures, equipment, lighting and construction; (c) lodging facility image, decor, logo design and trademarks; (d) pricing strategies; (e) advertising and marketing concepts and programs; (f) lodging facility operations; (g) services to Franchisees; and (h) Franchisee and employee training. Company personnel shall be available for periodic consultation with personnel of Master Licensee. The parties agree that, to the extent possible, such consultation shall be by telephone, facsimile transmission, telex and correspondence. Company shall conduct, through employees, agents or consultants, an annual visit, to include a quality assurance and operational inspection of Units selected by Company in existence or under development at such time, consultation with Master Licensee on development, operations, marketing, reservations and other matters of mutual interest, and review of the annual budget and development plan then in effect or proposed under Paragraph 4.7. Other than the annual inspection and as set forth in this Agreement, Company personnel shall have no further obligation to travel to the Territory. However, Company shall have the right, through employees, agents or consultants who are familiar with Days Inn System Standards and operation, to visit and inspect Units at any time during the Term. With respect to one (1) visit during any Agreement Year (including the annual visit), Master Licensee (or Franchisees) shall provide to Company without charge lodging and meals at Units for up to three (3) Company employees, agents or consultants for each such Unit visited.
     Except with respect to the visits otherwise described in this Paragraph 4.3, Master Licensee shall not be obligated to reimburse Company for any expenses relating to any visit to the Territory by Company's employees, agents or consultants not at the request of Master Licensee. If Master Licensee requests that Company personnel travel to the Territory, Master Licensee shall pay all travel, meal and lodging expenses of such personnel and a reasonable per diem fee established by Company from time to time.

     4.4  Certification Inspection of New and Conversion Units.
          -----------------------------------------------------

     Master Licensee shall, and Company may, in its discretion and after written notice to Master Licensee, inspect each new and conversion Unit for the purpose of certifying that it meets all Territory System Standards. Master Licensee shall provide at least forty-five (45) days prior written notice to Company of the proposed opening date of a Unit; provided, however, that Master Licensee shall give Company more notice if required to accommodate travel arrangements, work schedules or governmental travel authorization. Master Licensee shall use its reasonable efforts to obtain all governmental visas, permits, licenses and travel authorizations of all appropriate governmental agencies to allow Company's inspectors to visit and inspect Units in the Territory. Master Licensee shall assign a Certified Employee to inspect the Unit in consultation or conjunction with Company to certify that it complies with Territory System Standards and has been constructed in accordance with plans and specifications approved by Company. Master

     Licensee shall make its inspection prior to the Unit's scheduled opening and, if the Unit is certified for opening, it shall open no later than fifteen (15) days after such inspection. If the Unit is not certified for opening, the inspecting party shall prepare and deliver to the other party and the Franchisee of the Unit a list of items to be completed before or after opening and Master Licensee shall take, or shall cause the Franchisee to take, all reasonably necessary action to timely cure the deficiencies specified on such list. Master Licensee shall not permit the opening of any Unit until certified for opening by Company or Master Licensee, or until all items specified by Company or Master Licensee to be completed prior to opening have been completed. For the first certification inspection of a Unit by Company, Master Licensee shall reimburse Company for the travel, meal, lodging and reasonable incidental expenses of Company's personnel conducting such certification inspection.

     4.5  Territory Reservation Center. [To be discussed]
          ----------------------------

     (a) Subject to subparagraph (g) below, Master Licensee shall establish and maintain the Territory Reservation System at a location in the Territory (the "Territory Center") which Company, Franchisees and potential Days Inn customers and Units may utilize for telephone and local computer reservation inquiries. Master Licensee shall be responsible for paying all expenses of establishing and maintaining the Territory Center, including, but not limited to, the costs of purchasing or leasing computer hardware, telex, facsimile transmission, telephone and electronic communications equipment and services; programming services; training and employment of Territory Center personnel; and linkage between the Territory Reservation System and the Central Reservation System. Master Licensee may establish the Territory Center in a manner believed to be most cost effective by Master Licensee. Master Licensee will open the Territory Center for business not later than sixty (60) days before the scheduled opening of the first Unit. The parties acknowledge that initially, reservations may be faxed until volumes justify direct electronic communication. All communications from Units, Franchisees and their customers to Company relating to reservations shall be communicated through the Territory Reservation System. When economically feasible, Master Licensee shall cause the Territory Reservation System to be connected to the Central Reservation System using real time linkage via datalink or such other system Company specifies in writing, and to be capable of promptly transmitting reservations to the Central Reservation System for units located outside the Territory and of receiving reservations from outside the Territory for Units.

     (b) The fees for Central Reservation System services are described in Paragraph 5.6. Master Licensee shall require that all Franchisees in the Territory pay Master Licensee a monthly reservation fee to cover the costs of reservation system services, as determined by Master Licensee. When available in the Territory at economically feasible costs, the Territory Center shall provide for a toll-free telephone number and/or such technological substitutes and/or supplements as Company may require, and shall be available on commercially reasonable terms from time to time at its reasonable discretion, for consumers to use to make room reservations. A toll free number will be provided only if

     Franchise Reservation Fees will be adequate to cover the cost of such service or Master Licensee elects to subsidize such cost at its expense. The Central Reservation System shall be capable of receiving reservations in English from Master Licensee and promptly transmitting English language reservations from outside the Territory for Units. All reservation data shall quote room rates in the currency of the country where the Unit is located. The cost of transmitting reservations and inquiries, whether by telephone, telex, facsimile transmission or other similar electronic or telephonic technology, shall be borne by Master Licensee.

     (c) Company will initially supply under a separate license the "Agent Interface" software necessary to operate the Territory Reservation System as a remote site for data entry, with data storage and processing to be performed by the Central Reservation System, and the Unit Reservation Software and related documentation, to be delivered no earlier than ninety
     (90) days before the scheduled opening of the first Unit. Company will provide annual updates and maintenance of the Territory Reservation System software for an annual fee of Two Thousand Dollars ($2,000), beginning January 1, 2001, subject to change every three years thereafter by the percentage change in CPI during the period since the last price change. Company will supply the Agent Interface software to no other party in the Territory to operate a reservation center for Units in the Territory.

     (d) In the event the Territory Reservation System software or Unit Reservation System Software is rendered obsolete or superseded by other means of operating or communicating data with a reservation system, Company shall promptly replace such software with the same substitute or technological equivalent as it uses in the United States, if available in the Territory, to allow continued functioning of reservation services to be provided to consumers and Units in the Territory. Company will offer access to the integrated property management software system described in Paragraph 17.14 in the Territory where Master Licensee meets the conditions set forth in the Paragraph, and replace the Unit Reservation System Software in the Territory.

     (e) Except as otherwise may be agreed between the parties, Master Licensee shall not use the Territory Center to refer customers or prospective customers, directly or indirectly, to any lodging facility other than a System unit if available in the desired destination. Master Licensee shall be solely responsible for (and shall indemnify and hold harmless Company and its Affiliates in respect of) overbooking of Unit guest rooms, if and only such overbooked guest rooms are sold in accordance with instructions from Master Licensee or the Franchisee.

     (f) Master Licensee shall duplicate and license each Franchisee to use the Unit Reservation Software, provided that Company and/or Master Licensee receive confidentiality agreements regarding use of such software and that Company is satisfied, in its sole discretion, that such agreements protect Company's and/or Master Licensee's interests in and to such confidential and proprietary information under local law in the Territory. The licenses for the software initially provided by Company to Master Licensee shall be granted pursuant to the terms of the Software License Agreement attached hereto as Exhibit E to be executed as of the Agreement Date, and Master Licensee's sublicense to each Franchisee shall be granted pursuant to the terms of the Unit Reservation Software License Agreement in the form attached as Attachment B to the Software License Agreement. Company will provide or provide for the delivery of a version of authorized Project Power Up property management system software, the Unit Reservation Software and the Agent Interface Software in the Mandarin dialect of the Chinese language if and when the same become available.

     (g) Company may notify Master Licensee at least six (6) months in advance that Company or an Affiliate will provide reservation services from its own reservation center (the "Company Center"), for reservation inquiries ("Outbound Inquiries") originating in the Territory for destinations outside the Territory. Company shall obtain the necessary equipment and software, and Master Licensee shall arrange with the Territory provider of toll free inbound telecommunications to the Territory Center, to transfer the cost of a toll free telephone calls from persons making Outbound Inquiries. Master Licensee shall design and operate the processing and handling of telephone inquiries to the Territory Center to permit such call transfers to occur at any time during a call to the Territory Center. Company will reimburse Master Licensee for its documented cost of handling Outbound Inquiries on a quarterly basis.

     4.6  Marketing Programs.
          ------------------

     Master Licensee shall be responsible for developing and implementing local, national, regional and Territorial marketing programs and Company shall provide advice and consultation, and samples for adaptation for local usage, for such programs. Master Licensee will cooperate with other System master licensees in developing and implementing joint marketing programs as Company directs. "Marketing programs" shall include, without limitation, all forms of advertising, publicity, promotion, market research and public relations activities. Company may require submission of samples of all major marketing programs and related materials developed by Master Licensee for approval prior to first implementation and use. Company shall give Master Licensee written notice of approval, disapproval or modifications within thirty (30) days after receipt thereof. If Master Licensee receives no notice from Company, after confirming Company's receipt of such materials, then such materials shall be deemed approved. All samples submitted to Company shall include a true and accurate English language translation. Master Licensee shall establish, maintain and administer a marketing fund (the "Fund") to support local, regional and territorial marketing programs and shall require that all Franchisees in the Territory contribute to the Fund and make expenditures for and conduct local marketing. Master Licensee shall collect from its Franchisees a monthly Franchise Marketing Contribution, which Company suggests, but does not require, be in the amount of one and one-half percent (1.5%) of Gross Room Revenues. Master Licensee shall pay to Company the Company Marketing Contribution, from the Franchise Marketing Contribution as described in Paragraph 5.7 hereof. Company will utilize the Company Marketing Contribution for system-wide marketing programs, including the Days Inn International Directory which will list all Units. Master Licensee will recognize and participate in system-wide marketing programs utilized as a part of the System, such as frequent traveler plans, age and affinity-group clubs and other programs intended to increase overall patronage of all System units. Company will include the Units in its marketing programs for System Units located outside North America, so long as the Units meet the relevant qualification standards for participation.

     4.7  Annual Budget and Development Plan.
          ----------------------------------

     No later than forty-five (45) days prior to the commencement of each Agreement Year beginning with the second Agreement Year, Master Licensee shall furnish to Company a budget and development plan (the "Annual Budget and Development Plan") for each such Agreement Year in a summary format developed by Master Licensee setting forth a franchise marketing plan and a rooms marketing plan for the Territory, with summary budgets and other information concerning the planned development of and promotion and marketing programs for Units. Company shall provide Master Licensee advice and consultation about the Annual Budget and Development Plan and shall have thirty (30) days to review it before notifying Master Licensee of its approval, disapproval or suggested modifications thereto, which approval will not be unreasonably withheld.. No Annual Budget and Development Plan is required for the first Agreement Year.

     4.8  Franchise Marketing and Services.
          --------------------------------

     At least ninety (90 ) days before the second Agreement Year begins, provided Company has furnished Master Licensee with Days Inn System franchise recruitment materials given to prospective franchisees in the United States or other countries, Master Licensee shall formulate and implement a franchise marketing strategy, which will include, among other things, preparation of offering materials for dissemination to prospective Franchisees, procedures for responding promptly to requests for information from prospective Franchisees, evaluation and qualification of prospective Franchisees, and proper documentation of the grant of franchises consistent with Paragraph 11.1 hereof. No later than execution of the first Franchise Agreement by Master Licensee, Master Licensee shall also implement a franchise services program under which Master Licensee shall be required to provide services to Franchisees comparable to the initial and continuing services and training provided by Company to Master Licensee under this Agreement.

     4.9  Additions and Modifications to the System.
          -----------------------------------------

     Company reserves the right, from time to time, by adoption or amendment of System Standards for all System units worldwide, in conjunction with System Standards changes promulgated by DIW, to add, amend, modify, delete or enhance any portion of the System (including any of the Marks and System Standards) as may be necessary in the judgment of Company to change, maintain, or enhance the Marks, operation and franchising of Units, or the reputation, efficiency, competitiveness and/or quality of the System, or to adapt to it new conditions, materials or technology, or to better serve the public after taking into consideration local factors in the Territory, Company will disclose to Master Licensee, to the extent Company reasonably deems relevant to the Territory, additions and modifications to the System made anywhere in the world and which have been developed by or are otherwise available to Company. Master Licensee shall, if requested by Company after taking into consideration local factors in the Territory, implement and cause Franchisees to implement, within a reasonable time after notice from Company, any such additions and modifications which Company has approved for use in the operation and franchising of Units, subject to Legal Requirements. Master Licensee shall disclose to Company all ideas, concepts, methods, improvements, services, techniques and products relating to the operation of Units conceived by Master Licensee and Franchisees during the Term and grants to Company a perpetual, royalty-free, non-exclusive and world-wide right and license to incorporate same in the System for use in all System lodging facilities world-wide and to assign or license same to Company's Affiliates, to the extent permitted by applicable Legal Requirements.

     4.10  Items Used by Units.
           -------------------

     Master Licensee shall be responsible for purchasing or procuring sources for fixtures, furniture, equipment, amenities, supplies and materials necessary for use by Units. Company will, to the extent feasible, assist Master Licensee in purchasing or procuring items appropriate for use in the Territory from sources of supply located in the U.S. who are known to Company to have the means of delivering goods or items to Territory. Company may prescribe minimum product standards for fixtures, furniture, equipment, amenities, supplies or materials for use in the Territory. Company shall consider local factors and conditions in prescribing such standards, and impediments to implementation arising from cultural factors and translation requirements in the Territory. Master Licensee shall only recommend reputable suppliers (which may include Company, Master Licensee or Affiliates) for fixtures, furniture, equipment, amenities, supplies and materials to Franchisees; provided that Master Licensee and its Affiliates shall not be the sole approved supplier available to Franchisees for such items unless the terms of sale and prices for goods and services are competitive with the terms offered to licensees of other hotel chains in the Territory for similar goods and services. If Master Licensee or any Affiliate is an approved supplier, Master Licensee shall maintain in force, at its sole expense, adequate product liability and other insurance in connection with such distribution activities in accordance with the terms of Article 8 of this Agreement.

     4.11  Compliance with Laws and Good Business Practices.
           ------------------------------------------------

     Master Licensee shall secure and maintain in force, and shall require Franchisees to secure, all required licenses, permits and certificates relating to the operation of Units. Master Licensee's sole obligation to Company with regard to Franchisees who breach this provision of their Franchise Agreements is to terminate the Franchise Agreement after notice of default and a reasonable opportunity to cure. Master Licensee shall conduct its operations hereunder in full compliance with all applicable Legal Requirements. Master Licensee shall in all dealings with Company, its Franchisees, customers, suppliers, and public officials adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. All advertising and promotion by Master Licensee shall be complete and accurate as to all claims of fact, in good taste in the judgment of Company, and shall conform to the highest standards of ethical advertising. Master Licensee will refrain from any business or advertising practice which may be injurious to the business of Company and the good will associated with the Marks. Master Licensee shall notify Company within five (5) days after it receives notice of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which names Company as defendants, and provide written notice and copies of any such pleadings or process received.

                               ARTICLE 5:  FEES

     5.1  Development Fee.  Master Licensee shall pay the Development Fee to
          ---------------
Company in the amount of Five Hundred and Fifty Thousand Dollars ($550,000.00). Master Licensee shall receive credit for the Ten Thousand Dollars ($10,000) Master Licensee paid Company for an Application Fee, if any.

     5.2  Company Initial Fees.
          --------------------

     Master Licensee shall collect the Initial Franchise Fee from each Franchisee. After Master Licensee has franchised the first five (5) Units under Franchise Agreements entered into under this Agreement, Master Licensee shall pay to Company the Company Initial Fee in an amount equal to the greater of (a) one-third (1/3) of the amount of each Initial Franchise Fee and Area Initial Fee paid to Master Licensee for each Unit or Area Agreement less the amount of any sales commission paid to a commissioned franchise salesperson in connection therewith (up to twenty-five percent (25%) of the Initial Franchise Fee or Area Initial Fee), or (b) One Hundred Dollars ($100.00) for each guest room franchised at the Unit. The minimum Initial Franchise Fee per Unit guest room does not apply to transfers and renewals of existing Franchise Agreements. Master Licensee shall pay the Company Initial Fee at the earlier to occur of thirty (30) days after Master Licensee's receipt of the Initial Franchise Fee or Area Initial Fee or concurrently with Master Licensee's next payment of Company Continuing Fees. Beginning in the fifth Agreement Year and annually thereafter, Company shall have the right to adjust the Company Initial Fee minimum (i.e., One Hundred Dollars ($100.00) per guest room per Unit, as adjusted in future years) by a reasonable amount to account for inflation in accordance with the CPI and to account for other factors Company deems relevant to the cost of providing services under this Agreement.

     5.3  Company Continuing Fees.
          -----------------------

     Master Licensee shall establish the Continuing Franchise Fees required to be paid by each Franchisee. In respect of each Franchise Agreement and Area Agreement under which Area Continuing Fees are payable in lieu of Continuing Franchise Fees, Master Licensee will pay to Company within twenty (20) days after the end of each calendar month, as "Company Continuing Fees", an amount equal to one and one-half percent (1.5%) of Gross Room Revenues accruing during the preceding month. Master Licensee shall timely pay to Company all Company Continuing Fees for each Unit operated by an Affiliate of Master Licensee, whether or not the Affiliate pays the relevant fee to Master Licensee. With respect to Units operated by third party Franchisees, Master Licensee shall not be required to pay Company Continuing Fees in an amount greater than the Continuing Franchise Fees and Area Continuing Fees actually received from any such third party Franchisee or Area Franchisee; provided that Company shall be paid the full amount of Company Continuing Fees due to Company on a first priority basis before Master Licensee or any other party receives any portion of such Continuing Franchise Fees or Area Continuing Fees.

     5.4  Company Annual Inspection Fee.
          -----------------------------

     If the total amount of Company Continuing Fees and Company Initial Fees paid by Master Licensee to Company during any Agreement Year (after the second Agreement Year) in which a Unit is open in the Territory is less than Twenty Thousand Dollars ($20,000.00), then Master Licensee shall pay to Company, in addition to payment of Company Continuing Fees, a Company Annual Inspection Fee, in an amount equal to the actual costs incurred to perform the Annual Inspection, including the cost of round trip economy class airfare from the New York area (including New Jersey) to the city where Master Licensee's principal office is located, and to each city where a Unit is located.

     5.5  Franchise Sales Commissions.
          ---------------------------

     In the event a U.S. salesperson or broker employed by Company or an Affiliate refers a prospective franchisee to Master Licensee in writing, or a salesperson or broker operating in the Territory refers a prospective U.S. franchisee to Company in writing, and a sale to such prospective franchisee, respectively, is consummated within one (1) year after the date of such referral, the referring party shall be entitled to a sales commission of One Thousand Dollars ($1,000). Master Licensee or Company, as the case may be, shall pay such amount to the other, as receiving agent for such referring party, within thirty (30) days after execution of such Franchise Agreement or franchise agreement, respectively, and receipt of the initial franchise fee payable thereunder.

     5.6  Reservation Fees.
          ----------------

     Master Licensee will pay the costs of communication between the Territory Reservation System and the Central Reservation System, as provided in Paragraph 4.6. Master Licensee shall pay to Company in accordance with Company's standard billing and payment practices, Company Reservation Fees, consisting of: (a) Its standard Global Distribution System origination fees (currently Three Dollars Fifty Cents ($3.50) for

     GDS reservations and Two Dollars Fifty Cents ($2.50) for Internet reservations) for each reservation communicated through a third party reservation system and from the Internet, and (b) its standard travel agent/general sales agent override and commission, which is currently up to fifteen and seventy-five thousandths percent (15.075%) of the Gross Room Revenue from each reservation originated by a travel agent in an area served by a general sales agent, plus any applicable service or processing charge levied by Company for all System Units. Master Licensee shall collect such airline fees and travel agent commissions from Franchisees as part of Franchise Reservation Fees under the Franchise Agreements, provided that Master Licensee shall pay to Company the Company Reservation Fees whether or not Master Licensee is reimbursed by a Franchisee. Master Licensee shall pay Company, as part of Company Reservation Fees, a Technology Assessment Fee equal to one percent (1.0%) of the Gross Room Revenues accruing at all Units operating in the Territory during the preceding month. Master Licensee shall charge Franchisees Franchise Reservation Fees sufficient to pay the Company Reservation Fees when due. Company will establish reasonable billing procedures for Company Reservation Fees.

     5.7  Company Marketing Contributions.
          -------------------------------

     As described in Paragraph 4.6 hereof, beginning with the sixth Agreement Year, Master Licensee will pay to Company the Company Marketing Contribution, payable concurrently with its monthly payment of Company Continuing Fees, in an amount equal to one and one-half percent of the Gross Room Revenues accruing at all Units operating in the Territory during the preceding month. Such amount will be subject to adjustment at the beginning of every third Agreement Year, beginning with the ninth Agreement Year by multiplying $3.33 times the fraction, the numerator of which will be CPI-U for the preceding October, and denominator of which is CPI-U for October 1999.

     5.8  Transfer Fee.
          ------------

     If Master Licensee obtains Company's prior written approval of the transfer of this Agreement or a controlling ownership interest in Master Licensee pursuant to Paragraph 14.2 hereof, then Master Licensee shall pay to Company on or before such transfer a transfer fee in an amount equal to Fifty Thousand Dollars ($50,000).

     5.9  Renewal Fee.
          -----------

     If Company accepts Master Licensee's request for a Renewal Term for this Agreement pursuant to Paragraph 2.3 hereof, then Master Licensee shall pay to Company a "Renewal Fee" in an amount equal to twenty-five percent (25%) of the Development Fee, increased by the same percentage change in the CPI between the month of the Agreement Date and the last month reported before the renewal request is sent by Master Licensee.

     5.10 Termination and Similar Fees.
          ----------------------------

     Master Licensee shall pay to Company one-third (1/3) of any and all actual damages (and any other amounts) awarded by a court or an arbitrator, termination fees, liquidated damages and negotiated settlement amounts that are paid to Master Licensee by a Franchisee or Area Franchisee by reason of the early termination of one or more Franchise Agreements by such Franchisee, or one or more Area Agreements by such Area Franchisee. Master Licensee shall pay such amount to Company within thirty (30) days after receipt thereof and shall be net of Master Licensee's documented and reasonable costs of collection (including attorneys' fees). Company will provide telephone consultation to Master Licensee and its counsel on collecting franchise fees and compliance litigation strategies.

     5.11  Interest on Late Payments.
           -------------------------

     All fees and other payments due under this Agreement shall bear interest from and after 30 days after the due date at an annual rate of four percent (4%) over LIBOR. Master Licensee shall pay any withholding tax due as a result of interest accrued hereunder and shall also pay such additional amount to Company as may be necessary in order that the actual amount received after such withholding shall equal the amount that would have been received if such withholding were not required.

     5.12  Withholding Taxes.
           -----------------

     If payments due under this Agreement are subject to withholding or other income taxes under applicable Legal Requirements or U.S. laws, the withholding party will promptly deliver to the other party receipts of tax authorities for all taxes paid or withheld. Master Licensee shall use its reasonable commercial endeavors to take all steps required by Company to enable Company to obtain any tax credit, exemptions or refunds which may be due to Company with respect to any withholding or other taxes.

     5.13  Currency and Place of Payment.
           -----------------------------

     All payments payable by Master Licensee to Company under this Agreement shall be paid in Dollars, unless Company, at its option, permits or direct payment in another currency at the exchange rate (the "Exchange Rate") required to purchase Dollars or such other currency prevailing on the date of remittance to Company, at a bank of recognized international standing specified by Company and acceptable to Master Licensee, which acceptance will not be unreasonably withheld or delayed. If the parties do not agree on which Bank's exchange rate will be used, Master Licensee may select any bank headquartered in the United States with a branch in the city where Master Licensee's principal office is located. If no such branch exists, a bank headquartered in England or the Netherlands will be acceptable.
     Master Licensee shall use its commercially reasonable efforts to assure that Company will be paid in Dollars. If Company directs payment in another currency, the costs of exchange from the currency of the Territory to the other currency in excess of the costs to convert Territory currency to Dollars may be deducted from the payment, provided that reasonable supporting documentation of such costs are provided to Company with the payment. If for any reason an amount is received in a currency other than Dollars without Company's direction or consent, Master Licensee's obligations under this Agreement shall be discharged only to the extent that Company may purchase Dollars with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in Dollars which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, Master Licensee shall immediately pay Company the shortfall. All payments shall be made to Company, net of all taxes (except as otherwise described in Paragraph 5.12 herein), through its bank in the United States, or as otherwise specified in writing by Company.

     5.14  Payment Approvals.
           -----------------

     Master Licensee undertakes to use its commercially reasonable efforts to obtain and maintain in full force and effect all governmental authorizations and approvals and to obtain or effect any new or additional governmental authorizations or approvals, as may be required or advisable in respect of Master Licensee's obligation to make payments in Dollars as required hereunder. In the event Master Licensee cannot make any payment in Dollars because any such authorization or approval is not available under applicable Legal Requirements or has been withdrawn for reasons other than the misconduct of Master Licensee, Company shall have the right in its sole discretion to: (a) require Master Licensee to pay Dollar amounts due through account(s) maintained by Master Licensee in a country from which Dollar payments may be made, with costs of exchange into the intermediate currency deducted from the amount due Company; or (b) allow Master Licensee to suspend performance of its obligation to make payment in Dollars hereunder until such authorization or approval becomes available or is reinstated; provided, however, that during such suspension period (1)
                 --------
     Master Licensee shall pay all amounts due and owing to Company under this Agreement in local currency to an account maintained by Company at its expense in the Territory and (2) Master Licensee may propose to Company countertrade transactions in respect of such local currency, which Company may accept or reject. As soon as possible after such authorization or approval becomes available or is reinstated Master Licensee shall resume making payments in Dollars hereunder. Notwithstanding the foregoing, if the suspension period referred to herein remains in effect for more than two (2) years, Company shall have the right, in its sole discretion, to terminate this Agreement as to such Country upon ninety (90) days written notice to Master Licensee without penalty or the obligation to purchase any Franchise Agreement, thereby deleting the Country from the Territory. The other countries in the Territory shall continue to be the subject of this Agreement unless and until this Agreement has been terminated as to all countries in the Territory.

                    ARTICLE 6:  SYSTEM STANDARDS & MANUALS

     6.1   Territory System Standards.
           --------------------------

     Master Licensee covenants that it shall comply with all System Standards applicable to master licensees and all Territory System Standards, subject to Legal Requirements. Exhibit G sets worth Minimum Standards for Units in the Territory. Within fifteen (15) days after execution of this Agreement, Company shall furnish to Master Licensee a copy of the Days Inns U.S. System Standards manuals and other materials which are typically furnished to U.S. System franchisees to familiarize such franchisees with the System. Company may designate mandatory life safety, technology and other design features in System Standards even if not commonly found in lodging facilities in the Territory having the same Star Rating, subject to Legal Requirements that prohibit the effect of such standards. Master Licensee shall submit for review and approval by Company, at least forty-five (45) days prior to the execution of the first Franchise Agreement for a Unit, and within one hundred eighty (180) days after the Agreement Date, proposed Territory System Standards. Master Licensee shall also submit simultaneously therewith for Company's review and approval a written quality assurance inspection and enforcement program. Company will notify Master Licensee in writing of Company's acceptance or rejection of such proposed Territory System Standards and programs, specifying the reasons for any rejections. Master Licensee shall make such changes specified by Company and resubmit the Territory System Standards and programs until approved by Company.

     6.2  Territory System Standards Manual.
          ---------------------------------

     The System, modified as provided in this Agreement, shall be reflected in a development and operations manual (which may consist of one or more volumes) for the Territory containing Territory System Standards for the development and operation of Units (the "Territory System Standards Manual"). To the extent that Company modifies or enhances the System Standards, as it deems appropriate from time to time, Master Licensee will modify the Territory System Standards and the Territory System Standards Manual to conform to such modifications and enhancements, subject to Legal Requirements. Company from time to time may establish minimum standards for Units based on the System Standards and such other standards as Company deems appropriate for the commercial success of Units. These minimum standards may be enhanced by Master Licensee and Master Licensee shall develop and specify its own standards, provided that such standards shall be subject to Company's review and approval, which will not be unreasonably withheld or delayed.

     6.3  Modification of the Territory System Standards Manual.
          -----------------------------------------------------

     Company, in its judgment, may periodically deem it necessary or advisable to require that Master Licensee modify the Territory System Standards Manual to comply with Company's and DIW's worldwide minimum standards for Units. Master Licensee will implement such modifications within a reasonable time, given conditions in the Territory after written notification from Company, subject to Legal Requirements and reasonable delays caused by the need to translate changes into the languages in the Territory. In the event of a dispute relative to the contents or meaning of the Territory System Standards

     Manual, the version maintained by Company at its principal offices shall be controlling. In all Franchise Agreements that Master Licensee executes for the operation of Units, it will reserve such rights as are necessary to implement modifications to the System and Territory System Standards Manual, as herein contemplated, to cause Franchisees to comply therewith, and to preserve the confidentiality of the Confidential Information.

                               ARTICLE 7:  MARKS

     7.1  Ownership of the Marks.
          -----------------------

     Company or the Marks Owner is the current owner of all rights in and to the Marks registered in the Territory and may transfer ownership of such Marks to its Affiliate. Company will, or shall cause the Marks Owner to, enter into that certain Trademark License Agreement with Master Licensee, the form of which is attached hereto as Exhibit D. Master Licensee acknowledges that neither Master Licensee, Affiliates or Franchisees have any, nor will they acquire any, proprietary interest whatsoever in the Marks and that the rights of Master Licensee and Franchisees to use the Marks are derived solely from the Trademark License Agreement entered into between the Marks Owner and Master Licensee and are limited to the franchising of Units pursuant to and in compliance with this Agreement and applicable Territory System Standards prescribed in the Territory System Standards Manual. Unauthorized use of the Marks by Master Licensee or Franchisees shall constitute a breach hereof and an infringement of the rights of the Marks Owner in and to the Marks. All usage of the Marks by Master Licensee and Franchisees, and any goodwill established thereby, shall inure to the exclusive benefit of the Marks Owner. This Agreement does not confer any goodwill or ownership interests in the Marks upon Master Licensee or Franchisees. In addition to its obligations under Paragraph 7.5 hereof, Master Licensee will take all necessary steps to preserve the goodwill and prestige of the Marks. Master Licensee acknowledges that upon expiration or termination hereof, no monetary value shall be attributable to any goodwill associated with the use of the Marks by Master Licensee or Franchisees.

     7.2  Registration.
          ------------

     As permitted by Legal Requirements, Company or the Marks Owner has registered some or all of the Marks in the Territory, or Company shall cause the Marks Owner to apply for registration of certain of the Marks, namely, "Days Inn" and "Days Hotel" (the "Principal Marks") with the appropriate governmental agencies in the Territory and will bear the cost thereof. Neither Company nor the Marks Owner represent or warrant to Master Licensee that the Marks are registerable in the Territory. Company or the Marks Owner shall pay for all costs associated with registration and renewal of the Marks in the Territory. Master Licensee will cooperate with the Marks Owner in obtaining Marks registrations. Company shall have the right to designate a supplemental or substitute trademark or trademarks to identify Units and such supplemental or substitute trademarks shall be included in the definition of Marks. In the event that any of the Principal Marks have been registered in the Territory by a third party prior to the Mark Owner's application for registration thereof, Company shall cause the Marks Owner to exercise its commercially reasonable efforts to reach agreement with such third party which will allow the use of such Principal Mark by Master Licensee and Franchisees. Company will inform Master Licensee quarterly about its progress in registering the Marks.

     7.3  Licensing of Franchisees.
          ------------------------

     If and to the extent that Company determines that sublicensing of the Marks presents risks of diminution or loss of rights to the Marks under the Legal Requirements, the Marks Owner shall have the right to enter into a direct trademark license agreement with each Franchisee that operates a Unit and Master Licensee shall delete from Franchise Agreements that it enters into with Franchisees all relevant references to the Marks and the licensing or sublicensing thereof, except to incorporate such trademark license agreement and to provide for cross default provisions in both agreements. Company will inform Master Licensee of its determination that a direct license is necessary as soon as it makes such determination.

     7.4  Registration of Authorized User Instruments.
          -------------------------------------------

     As permitted or required by Legal Requirements, Company shall cause the Marks Owner to execute separate instruments to enable Master Licensee to register with appropriate government agencies and departments the rights of Master Licensee to use the Marks and the rights of Franchisees as authorized users of the Marks, and Master Licensee will exercise its best efforts to cause such instruments to be registered with such government agencies and departments.

     7.5  Infringements.
          -------------

     Master Licensee shall notify Company promptly of any infringement of or challenge to the use of any Mark within the Territory, or any claim of any rights in any Mark, or any confusingly similar trademark, within the Territory, of which Master Licensee becomes aware. Master Licensee shall exercise its commercially reasonable efforts to protect the Marks within the Territory and, upon written direction from the Marks Owner or Company, take such action as shall be necessary or advisable to protect and maintain the Marks. The Company undertakes to cause the Marks Owner to pay all costs including but not limited to costs of investigations, consultations and administrative, judicial and arbitration proceedings, relating to maintenance and protection of the Marks in the Territory, up to a cumulative maximum amount over the Term of Fifty Thousand Dollars ($50,000.00). If the expense of protecting the Marks from infringement exceeds Fifty Thousand Dollars ($50,000.00) and the Marks Owner elects not to proceed, Master Licensee may in its exclusive and sole discretion, proceed in the Marks Owner's stead, at Master Licensee's own expense.

     7.6  Use of the Marks.
          ----------------

     Master Licensee shall cause Franchisees to use only the Marks to identify their Units. Master Licensee and Franchisees shall not incorporate any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols, or in any modified form, or use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized under this Agreement or Franchise Agreements approved by Company, and shall display the Marks and give notices of trademark registrations in the manner prescribed in the Territory System Standards Manual and obtain such licenses, permits and authorizations relating thereto as may be necessary or advisable under applicable Legal Requirements.

     7.7  Local Marks.
          -----------

     Master Licensee may develop or acquire one or more Local Marks, to be used in connection with the franchising and operation of Units in the Territory. Prior to the development or acquisition of a proposed Local Mark, Master Licensee shall submit to Company a written proposal containing complete information regarding the Local Mark. If Company does not reject such Local Mark within ninety (90) days of receipt of Master Licensee's written proposal, it shall be deemed approved. Master Licensee grants to Company, the Marks Owner and other System licensees and franchisees a perpetual, non-exclusive, world-wide and royalty-free license to use all approved Local Marks in connection with the operation of the System.

                       ARTICLE 8:  INSURANCE OBLIGATION

     Master Licensee shall at all times during the Term maintain in force, at its sole expense, comprehensive public liability or commercial general liability, innkeeper liability, product liability, motor vehicle liability and alcoholic beverage liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the conduct of business by Master Licensee, Area Franchisees and Franchisees pursuant to this Agreement. Such insurance coverage shall be maintained under one or more policies of insurance containing minimum liability coverage of One Million Five Hundred Thousand Dollars ($1,500,000.00) per occurrence. Master Licensee shall also purchase and maintain insurance coverage providing for the defense of claims brought against Company and its Affiliates outside the Territory that arise in connection with personal injuries or property damage suffered in connection with any action or inaction on the part of Master Licensee, any Area Franchisee, any Franchisee or at any Unit, having minimum liability protection of Four Million Dollars ($4,000,000.00) per occurrence. All such insurance policies shall be issued by an insurance carrier or carriers reasonably acceptable to Company. All such liability insurance policies shall name Company and the Marks Owner as additional insureds, shall contain a waiver of the insurance company's right of subrogation against Company and the Marks Owner and shall provide that each such entity will receive thirty (30) days prior written notice of termination, expiration or cancellation of any such policy. Company may reasonably increase the minimum liability protection requirement annually to reflect inflation and other relevant factors. Further, Company may require, at any time, on reasonable prior notice to Master Licensee, different or additional kinds of insurance to reflect inflation, changes in standards of liability or higher damage awards in innkeeper, public, product or motor vehicle liability litigation or other relevant changes in circumstances. Master Licensee shall submit to Company annually a copy of the certificate of or other evidence of the renewal or extension of each such insurance policy. If Master Licensee fails or refuses to maintain required insurance coverage, or to furnish satisfactory evidence thereof, after written notice and thirty (30) days to obtain such coverage or evidence, Company, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of Master Licensee and Master Licensee shall fully cooperate with Company in its effort to obtain such insurance policies, promptly execute all forms or instruments required to obtain or maintain any such insurance, allow any inspections of any Units which are required to obtain or maintain such insurance and pay to Company, on demand, any costs and premiums incurred by Company in this regard. Master Licensee's obligation to obtain and maintain the insurance described herein shall not be limited in any way by reason of any insurance maintained by Company, nor shall Master Licensee's performance of such obligations relieve Master Licensee of any obligations under Paragraph 10.2 of this Agreement.

                     ARTICLE 9:  CONFIDENTIAL INFORMATION

     Company possesses confidential information which shall be furnished to Master Licensee and designated at or before the time of disclosure as confidential (hereinafter referred to as the "Confidential Information"). Company and Master Licensee agree that the Confidential Information shall be used by Master Licensee only in the performance of its obligations under this Agreement and the operation and franchising of Units and shall not be disclosed to others, provided that disclosure of Confidential Information by Master Licensee to its Franchisees in the Territory shall be deemed authorized disclosure. Without Company's express prior written consent, Master Licensee: (a) shall not use the Confidential Information in any other business or capacity; (b) shall maintain the confidentiality of the Confidential Information during and after the Term and shall not disclose the Confidential Information to its shareholders or any natural or legal person that is not (1) an employee of Master Licensee or of an Affiliate; or (2) a party to or bound by this Agreement or a Franchise Agreement which is issued pursuant to this Agreement; (c) shall not make unauthorized copies of any portion of the Confidential Information disclosed in written, videotape or other form; and (d) shall adopt and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use or disclosure of the Confidential Information. Notwithstanding anything to the contrary contained in this Agreement and provided Master Licensee shall have obtained Company's prior written consent, the restrictions on Master Licensee's disclosure and use of the Confidential Information shall not apply to the following: (x) information, concepts, methods, procedures or techniques which are or become generally known in the lodging facility business in the Territory, or known to Master Licensee, other than through disclosure (whether deliberate or inadvertent) by Master Licensee; (y) the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Master Licensee is legally compelled to disclose such information, provided Master Licensee shall have used its best endeavors to obtain, and shall have afforded Company the opportunity to obtain an assurance satisfactory to Company of confidential treatment for the information required to be so disclosed; and (z) Master Licensee's consultants, advisors and professionals reviewing such information who are subject to appropriate confidentiality and disclosure restrictions or who agree to maintain the confidentiality of such information in accordance with the terms hereof. Master Licensee will cause its directors, officers, employees, agents and Franchisees to maintain the confidentiality of all Confidential Information of the System and to agree not to use Confidential Information in any business or commercial activity other than the operation of Units pursuant to this Agreement. Company will respect Master Licensee's written designation of confidential information and shall regard information disclosed by Master Licensee identified as confidential at the time of disclosure as subject to the same obligations (and exclusions) of confidentiality as imposed on Master Licensee with respect to Confidential Information. Both parties acknowledge that such confidentiality is subject to disclosure requirements applicable to publicly owned and traded companies in the U.S. and the Territory, whose securities are registered and listed for trading, and the audit requirements relating thereto.

     ARTICLE 10:  RELATIONSHIP OF THE PARTIES & INDEMNIFICATION

     10.1 Independent Contractors.
          -----------------------

     Company and Master Licensee are and shall be independent contractors and nothing herein is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, fiduciary, employee or servant of the other for any purpose. Master Licensee will indicate on all official business correspondence forms, letterhead, checks, contracts and communications its status as an independent contractor. Neither Company nor Master Licensee shall make any express or implied agreements, guaranties or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than a franchise relationship, and neither Company nor Master Licensee shall be obligated by or have any liability under any agreements or representations made by the other, nor shall Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of a Unit, including that which is caused by the negligent or willful action or failure to act of Master Licensee, Affiliates or Franchisees.

     10.2 Indemnification of Company and the Marks Owner.
          ----------------------------------------------

     Master Licensee will indemnify and hold Company and the Marks Owner harmless against, and will reimburse Company and the Marks Owner, and their respective officers, directors, employees, agents and affiliates (collectively the "Indemnitees") for any loss, liability or damages (actual or consequential) or taxes (other than income, value added and withholding taxes imposed on amounts paid by Master Licensee to Company), and all reasonable costs and expenses of defending any claim brought or tax levied against any one or more of the Indemnitees by a party other than Master Licensee in any judicial, administrative or arbitration proceeding in which any one or more of the Indemnitees is named as a party, which any Indemnitee may suffer, sustain or incur by reason of, arising from or in connection with the ownership, development, operation or franchising of Units by Master Licensee or Franchisees, except to the extent any such claim arises out of the grossly negligent, reckless or intentional acts or omissions of the affected Indemnitee. Company will give Master Licensee prompt written notice of any such claim made against any Indemnitee and to offer Master Licensee a reasonable opportunity to assume the defense thereof until final judgment by a court of final jurisdiction. Master Licensee must approve a final settlement that binds Master Licensee or requires it to pay or perform any obligation. The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, provided that the cause of action accrues during the Term or in connection with post-termination obligations of Master Licensee.

                       ARTICLE 11:  FRANCHISE AGREEMENTS

     11.1 Franchise Agreements Utilized by Master Licensee.
          ------------------------------------------------

     The form of Franchise Agreements used by Master Licensee to grant franchises to Franchisees for the operation of Units shall be substantially in the form of Exhibit F to be attached hereto, or such other form as shall be approved or supplied by Company, in its sole discretion. Company shall supply the U.S. standard form unit franchise agreement to Master Licensee and Master Licensee shall modify such agreement to conform to Legal Requirements and other commercially necessary requirements. Among other things, Master Licensee will prepare an English language form conforming in all respects to any Franchise Agreement, which may be prepared in a local language, and shall adhere to the fee structure used by Company in Company's U.S. standard form unit franchise agreement (that is, application fee, initial franchise fee, reservation fee, continuing fees and marketing fund contributions) to the extent permitted by local law; provided that Master Licensee shall have complete discretion to establish the amount of such fees. Master Licensee shall promptly notify Company of any requested variations from such fee structure and shall report to Company all Franchise Fees and all other fees, payments, rentals, compensation or other consideration paid by its Franchisees and Affiliates. Company will provide consultation on proposed variations and modifications. If a form of Franchise Agreement is approved in writing by Company, Master Licensee will make or permit no material changes or modifications to the approved form Franchise Agreement without the prior written consent of Company. A copy of each executed Franchise Agreement and any ancillary contracts between Master Licensee and its Affiliates and its Franchisees relating to the operation and management of a Unit shall be provided to Company within ten
     (10) days after execution of the Franchise Agreement. All non-material and Company approved material changes or modifications from the approved form Franchise Agreement shall be highlighted by Master Licensee when submitted to Company.

     11.2 Termination/Expiration of Franchises.
          ------------------------------------

     Upon the termination or expiration of a franchise for the operation of a Unit, Master Licensee shall require the Franchisee, to the extent permissible by law, to promptly and expeditiously: (a) either vacate the premises or modify the premises and operation of the Unit operated by the former Franchisee to remove its identification as a Unit, and refrain from any use, in any manner or for any purpose, of the Marks or the System; (b) deliver to Master Licensee all copies of the Territory System Standards Manual and all other materials relating to the System which Master Licensee or Company have designated Confidential Information; and (c) deliver to Master Licensee or provide evidence of complete destruction of all signs, advertising materials, forms and other materials containing the Marks or otherwise identifying or relating to Units. Each Franchise Agreement shall provide that in the event this Agreement terminates pursuant to Paragraph 15.1, the Franchisee shall attorn to Company or its designee, and their successors and assigns as the successor in interest to Master Licensee, and, that the Franchisee or the successor in interest to Master Licensee may terminate the Franchise Agreement without penalty or compensation to the other party upon six months prior written notice given after the third and before the fourth anniversary of the effective date of termination of this Agreement.

     11.3 Enforcement, Inspection and Assistance by Master Licensee.
          ---------------------------------------------------------

     Master Licensee shall strictly enforce each and every Franchise Agreement for a Unit and shall require that Franchisees strictly comply with all of the terms and conditions of such Franchise Agreements, provided that Master Licensee shall not be liable to Company for any failure of a Franchisee not affiliated with Master Licensee to perform under its Franchise Agreement. The parties recognize that Master Licensee does not guaranty the performance of non-Affiliate Franchisees. Master Licensee shall demand Franchisee compliance with all Territory System Standards and shall diligently and continuously supervise and monitor the operation of all Units operated by Franchisees, including, without limitation, periodically inspecting Units for compliance with Quality Standards, preparing quality assurance inspection reports, furnishing assistance to Franchisees and Unit managers to correct deficiencies in operations or capital items, conducting follow-up inspections, diligently enforcing Franchisee reporting and payment obligations, auditing Franchisees to assure proper record-keeping and Gross Room Revenue reporting, assisting Franchisees to transfer ownership of their Units and franchises and, when necessary, terminating franchises and enforcing termination and post-termination rights against non-complying Franchisees. Master Licensee must issue a notice of default or similar formal notice of non-compliance if a Franchisee's account is more than sixty (60) days past due. Either Master Licensee or Company may suspend reservation system service to any Unit in default under this Agreement or its Franchise Agreement. Master Licensee must terminate a Franchise Agreement (or the franchise granted thereunder), subject to Legal Requirements, if the default is not cured or a reasonable plan to cure (under which the default is cured within ninety (90) days after the date the original cure period expires) is not adopted with Master Licensee's consent within sixty (60) days after the notice to cure is sent by Master Licensee. Master Licensee's enforcement obligations under each Franchise Agreement may include the pursuit of legal remedies available under local law and cooperation with Company if Company seeks enforcement of any Franchise Agreement on behalf of Company or Master Licensee. In addition, Master Licensee shall require, and strictly enforce the requirement, that each Unit be equipped with a battery-operated or hard-wired smoke and fire alarm system and secure guest room locking and building access system. Master Licensee shall further require, and strictly enforce the requirement, that each Unit comply with applicable building and safety codes and insurance requirements.

     11.4 Units Operated by Affiliates.
          ----------------------------

     Master Licensee must enter into a Franchise Agreement approved by Company with Master Licensee's Affiliate for each Unit owned, leased, or operated by such Affiliate. Master Licensee will cause each Unit operated by its Affiliates to comply strictly with the terms and conditions of the Franchise Agreement and with the Territory System Standards Manual. All Franchise Fees payable by Master Licensee's Affiliates will be deemed paid when due under their respective Franchise Agreements, whether or not received by Master Licensee, for the purpose of computing amounts due under Paragraphs 5.2, 5.3, 5.6, and 5.10, if funds are legally available for such purpose.

     11.5 Franchise Services.
          ------------------

     All services and assistance provided to Franchisees in connection with the development and operation of Units shall be provided by Master Licensee and such obligation of Master Licensee shall not be transferred, delegated or subcontracted to any other person or entity without Company's prior written approval, provided that Master Licensee shall remain ultimately responsible for all necessary assistance and services to be provided Franchisees under the Franchise Agreement. Master Licensee acknowledges that Company's approval in such case will be subject to, among other things, a proper accounting of all Franchise Fees and other payments made by Franchisees for such services and assistance and provision for payment to Company of its allocable portion of such Franchise Fees or other payments by Franchisees as determined by Company in its sole discretion.

                              ARTICLE 12: REPORTS

     Master Licensee shall furnish to Company:

     (a) Within thirty (30) days after the end of each calendar month a report in the form prescribed by Company, and signed by an officer of Master Licensee, (1) stating the Gross Room Revenues of and Franchise Fees and Franchise Marketing Contributions paid by each Unit during such month and calculation of Company Initial Fees, Company Continuing Fees, Company Reservation Fees, and Company Marketing Contributions; and (2) a current list of all Franchisees by location and all Units under development, opened, closed and transferred to a different Franchisee during the month; and

     (b) Such other reports and information relating to the operation of Units by Franchisees in such form and for such periods and at such times as Company from time to time reasonably prescribes. Master Licensee will reserve sufficient rights and will exercise reasonable diligence to obtain all statements, reports and information from Franchisees which are required to comply with this Agreement.

                      ARTICLE 13:  INSPECTIONS AND AUDITS

     Company and its agents shall have the right at any time during regular business hours to inspect Master Licensee's headquarters and, jointly with Master Licensee's employees or agents, Units operated by Franchisees and, after at least 5 business days advance written notice, to audit the books and records of any such Unit and relevant books and records of Master Licensee, its Affiliates and Franchisees. Master Licensee hereby authorizes entry by Company and its agents to Master Licensee's headquarters during regular business hours. Master Licensee and its Affiliates shall cooperate fully, and Master Licensee shall obligate Franchisees to cooperate fully, with representatives and agents of Company making any such inspections and audits and shall permit representatives and agents of Company to take photographs, movies or videotapes of such Units, to interview employees thereof and to make copies of such books and records.

                           ARTICLE 14:  ASSIGNMENTS

     14.1 Assignment by Company.
          ---------------------

     Company may assign this Agreement without restriction, provided that the assignee succeeds to all of the rights and obligations of Company hereunder, and provided further that the assignee will absorb any additional withholding or similar taxes on Company Fees that become payable by Master Licensee as a result of the assignment. Company will give Master Licensee written notice of any assignment of this Agreement, other than a collateral assignment, after which the assignee shall have sole responsibility for performance of the Licensor's duties and responsibilities under this Agreement. Company shall then be liable only for its obligations arising under this Agreement prior to the assignment.

     14.2 Assignment by Master Licensee.
          -----------------------------

     Master Licensee acknowledges that the rights and duties created by this Agreement are personal to Master Licensee and that Company has entered into this Agreement on the basis of the collective character, business ability and financial capacity of Master Licensee and its owners. Neither this Agreement (or any interest in it), any material assets of Master Licensee or material portion thereof, nor the majority or all of the ownership interest in Master Licensee may be voluntarily or involuntarily, directly or indirectly, sold, assigned or otherwise transferred by Master Licensee or its owners, without the prior written approval of Company, whether by merger, consolidation, amalgamation, reorganization, issuance or redemption of capital stock or other corporate action. Any sale, assignment or transfer without such approval shall constitute a breach hereof and convey no rights to or interest in this Agreement; provided, however, if Master Licensee is a public company, then Company's prior written approval and payment of a transfer fee shall be required only for the Company's merger, consolidation, amalgamation, or the sale, assignment or other transfer of this Agreement, all or a material portion of the assets of Master Licensee, or the sale or exchange of fifty percent (50%) or more of the equity of Master Licensee with the consent of Master Licensee's Board of Directors. Master Licensee shall be required to pay to Company the transfer fee specified in Paragraph 5.8 for any direct or indirect sale, assignment or other transfer of this Agreement or a "controlling ownership interest" in Master Licensee, meaning fifty percent (50%) or more of the voting equity of Master Licensee. Transfers of Master Licensee's capital stock among the persons listed on the current Ownership Disclosure Statement require no approval or consent of Company.

     14.3 Assignment to an Affiliate.
          --------------------------

     Master Licensee shall have the right to assign its rights and obligations under this Agreement to an Affiliate or to an entity organized in a different jurisdiction having substantially similar ownership to the Master Licensee, which shall be permitted upon delivery of written notice to Company. Such assignment shall also be conditioned upon: (a) the execution and delivery to Company of a written instrument of assignment acceptable to Company; (b) Master Licensee's guaranty of all obligations of such assignee under this Agreement, affirming the instrument attached hereto as Exhibit B; (c) the assignee's execution and delivery to Company of a written certificate that it has, as of five (5) days prior to the assignment, and will maintain during the Term, the insurance coverage specified in Article 8 hereof and the minimum requirements for Net Worth and Liquid Capital specified in Paragraph 2.4 hereof; and (d) the assignee's execution and delivery to Company of an officers' certificate within thirty (30) days prior to the date of transfer giving to Company representations and warranties with regard to the transferee identical in form to Master Licensee's representations and warranties in Paragraph 2.5 and making the statements set forth in the officers' certificate that Master Licensee shall deliver upon signing of this Agreement, except that the assignee's officers' certificate shall provide additional information concerning any and all lines of business conducted by the assignee and its affiliates.

                           ARTICLE 15:  TERMINATION

     15.1 By Company.
          ----------

     Company may terminate this Agreement, effective upon delivery of written notice of termination to Master Licensee in the event that: (a) Master Licensee violates Paragraph 14.2 by making an assignment without Company's approval; (b) Master Licensee suffers any bankruptcy, examinership, receivership, liquidation, dissolution, insolvency, or experiences an inability to pay substantially all its debts as they become due or winding up of Master Licensee; (c) at any time Master Licensee fails to meet the Development Schedule, except where Master Licensee is permitted to and is paying in a timely manner the assumed Company Continuing Fees as described in Paragraph 3.1; (d) Master Licensee or any of its senior executive officers or managing directors are convicted of a felony, or other criminal offense, other than minor traffic violations that is either related to the operation of Master Licensee or materially adversely affects the image and good will of Master Licensee and the Days System and all appeals are exhausted; (e) a substantial portion of the assets of Master Licensee used to perform or support its obligations under this Agreement are condemned, expropriated or otherwise taken over by a governmental authority; (f) an audit performed by or on behalf of Company reveals an intentional material misrepresentation by Master Licensee of any accounting or financial information, or information regarding quality assurance or marketing programs, or reservation system operations or Master Licensee's failure to appropriately observe internal accounting controls required under generally accepted accounting principles in the Territory; (g) Master Licensee or any Affiliate files an action in any court or administrative agency or tribunal to challenge the validity of the Marks or Company's or the Marks Owner's rights to or ownership of the Marks; (h) Master Licensee's Consolidated Net Worth fails to exceed the minimum requirements specified in Paragraph 2.4 for an entire calendar year and fails to cure such deficiency as provided in Paragraph 2.4; (i) Master Licensee, Guarantor or any of their respective principal owners has made any material misrepresentation or omission to Company in the Master License application; (j) Master Licensee fails to pay any amount due Company under this Agreement when and such failure continues thirty (30) days after Company gives written notice of such failure to Master Licensee, or (k) Master Licensee materially breaches any other provision of this Agreement or of the exhibits hereto and does not cure such breach, or furnish evidence of diligent and continuing action undertaken by Master Licensee to cure such breach, within ninety (90) days after written notice of such breach is delivered to Master Licensee.

     15.2 By Master Licensee.
          ------------------

     Master Licensee shall have the right to terminate this Agreement if (i) Master Licensee is legally prohibited from using the Marks or any substitute Marks incorporating the name "Days Inn" therein, (ii) Company violates Paragraph 14.1, or (iii) Company breaches any provision of this Agreement and does not cure such breach or furnish evidence of diligent and continuing action undertaken by Company to cure such breach, within ninety
     (90) days after written notice of such breach is delivered to Company.

                   ARTICLE 16:  RIGHTS AND OBLIGATIONS UPON
                           TERMINATION OR EXPIRATION

     16.1 Payment of Amounts Due to Company.
          ---------------------------------

     Upon termination or expiration of this Agreement, Master Licensee will pay to Company all Company Initial Fees, Company Continuing Fees, Company Reservation Fees,

     Company Marketing Contributions and any other amounts due Company at the date of such termination or expiration which are unpaid. Such payments shall be made within thirty (30) days after the amounts due Company are determined in accordance herewith. Master Licensee shall contemporaneously with such payments furnish a complete accounting of all Company Initial Fees, Company Continuing Fees, Company Reservation Fees, Company Marketing Contributions and any other amounts due Company. Company shall likewise pay, or give Master Licensee credit against amounts due Company, all accounts, vouchers, refunds, commissions and other payments due Master Licensee.

     16.2 Change of Identification.
          ------------------------

     After the expiration of this Agreement or its termination pursuant to Paragraphs 2.3(b), 5.14 or 15.1, if Company so directs, Master Licensee shall promptly and expeditiously undertake, and cause Franchisees and Area Franchisees to promptly and expeditiously undertake (including without limitation the commencement and diligent prosecution of judicial and arbitration proceedings against Franchisees), all reasonable efforts to promptly and expeditiously: (a) cease all use of the Marks at all Units, and thereafter refrain from identifying any lodging facility as a current or former Unit or franchisee of, or otherwise associated with, Company, and refrain from any other use of the Marks, or any colorable imitation thereof, in any manner or for any purpose; (b) remove all signs and sign faces from both the interior and exterior of all Units; (c) deliver to Company all copies in the possession of Master Licensee, Area Franchisees and Franchisees of the Territory System Standards Manual, all other manuals and materials relating to the System and all advertising materials, forms, and other materials containing the Marks or otherwise identifying or relating to a Unit; (d) cease using room supplies, printed materials, linens, credit card imprinters and other items bearing the Marks; (e) take such action as may be required to change its legal name to another name not using the word "Days" or the equivalent words in the language of the Territory or otherwise confusingly similar to "Days Inn", and shall cancel all fictitious name or equivalent authorizations relating to use by Master Licensee, Area Franchisees and Franchisees of the Marks and file with the appropriate government agencies and departments instruments terminating registered user rights of Master Licensee, Area Franchisees and Franchisees; and (f) furnish to Company, within ninety (90) days after the effective date of termination or expiration, evidence reasonably satisfactory to Company of compliance by Master Licensee, Area Franchisees and Franchisees with the foregoing obligations. Notwithstanding the foregoing, clauses (a), (b), (c), (d), (e) and (f) of this Paragraph 16.2 shall not apply to Area Franchisees and Franchisees with respect to whose Area Agreements and Franchise Agreements Company exercises its option pursuant to clause (a) of Paragraph 16.5 hereof. If this Agreement is terminated in accordance with Paragraph 15.2 above, Master Licensee and its Affiliates may continue to use the Marks and the Territory System Standards in effect at the time of termination until the earlier to occur of two (2) years thereafter or thirty (30) days after Master Licensee's written notice of discontinuance of use thereof without any obligation to pay Company any Company Continuing Fees during such period. Master Licensee may during such period continue to participate in system-wide marketing programs administered by the Fund and obtain reservation system services if it continues to pay the Company Marketing Contributions and reservation system fees due hereunder.

     16.3 Discontinuance of System Use.
          ----------------------------

     Upon termination or expiration of this Agreement, except as noted above in Paragraph 16.2, Master Licensee and Affiliates shall immediately cease to use in any business or otherwise any portion of the System, including the Confidential Information.

     16.4 Covenant Not To Compete.
          ------------------------

     Except as otherwise provided herein, if prior to its expiration: (a) this Agreement is terminated by Company in accordance with the provisions of Paragraph 15.1 hereof, or (b) this Agreement is terminated by Master Licensee other than in accordance with Paragraph 15.2 hereof, for a period of one (1) year, commencing on the effective date of termination, Master Licensee and any enterprise owned in whole or in part by Master Licensee, shall not engage in, assist, own a beneficial interest in or otherwise participate in any direct or indirect capacity or manner in the development, ownership, operation, licensing, franchising, sponsoring, financing, consultation or like relationship in or with any hotel, motel, inn, suite or extended stay apartment-type facility business with a two or three Star Rating located or operating within the Territory.

     16.5  Rights Upon Termination or Expiration.
           -------------------------------------

     In addition to and not in lieu of the parties' rights and obligations under Paragraphs 16.1, 16.2, 16.3 and 16.4 hereof, upon termination or expiration of this Agreement, at the option of Company, exercised by giving written notice to Master Licensee prior to termination or expiration in the case of (a) below, and within ten (10) days after termination in the case of (b) and (c) below:

     (a) Master Licensee shall assign to Company or its designee all of its rights under this Agreement, the Trademark License Agreement, and any approval, registration, authorization or filing with any governmental authority in the Territory and held or made in the name of Master Licensee or the Licensee under the Trademark License Agreement, whereupon Company or its designee shall expressly assume the obligations of Master Licensee under this Agreement, of the Licensee under the Trademark License Agreement, and as required under the governmental authorizations described above;

     (b) In consideration of the payment described in Paragraph 16.7, Master Licensee shall assign to Company or its designee the Area Agreements and Franchise Agreements for Units operated by Franchisees other than Affiliates of Master Licensee (the "Purchased Agreements") whereupon Company shall expressly assume the obligations of Master Licensee under such Area Agreements and Franchise Agreements.

     (c) In consideration of the payment described in Paragraph 16.8, Master Licensee shall sell to Company or its assignee the operating assets of its franchising business relating to this Agreement and the rights granted to Master Licensee hereunder (other than land, buildings or premises occupied or used in connection with the performance of Master Licensee's obligations under this Agreement) as selected by Company in its sole discretion (hereinafter the "Purchased Assets").

     16.6 Closing.
          -------

     Company shall have at least ninety (90) days to prepare for closing the transaction described in Paragraph 16.5, and the Purchased Agreements and Purchased Assets must be transferred free and clear of any liens, charges and encumbrances. Master Licensee shall take any and all actions as may be required by the Legal Requirements, and shall use its best efforts to obtain any governmental authorizations or approvals, to ensure the effectiveness of any assignment made hereunder, as between Master Licensee and Company and as against all third parties, including without limitation, Franchisees not affiliated with Master Licensee.

     16.7 Price for Assignment of Franchises.
          ----------------------------------

     The payment to be made by Company for the assignments provided for in Paragraph 16.5(a) hereof shall be the aggregate Area Continuing Fees and Continuing Franchise Fees (excluding Franchise Marketing Contributions and Franchise Reservation Fees) paid to Master Licensee by Area Franchisees and Franchisees under the Purchased Agreements for: (a) The last twelve (12) complete months preceding the date of termination or expiration, in the event of (i) a termination by Company pursuant to Paragraph 15.1, expiration of the Term without renewal or exercise of the right of termination under Paragraph 2.3(b), (ii) less the aggregate Company Continuing Fees paid and payable to Company for such period; or (b) The last twelve (12) complete months preceding the date of termination or expiration, in the event of a termination by Company pursuant to Paragraph
     15.1 or Company's rejection of a request for renewal by Master Licensee if the conditions for renewal described in Paragraph 2.3 are not met, less the aggregate Company Continuing Fees paid to Company for such period. If Master Licensee terminates this Agreement before expiration of the Term other than in accordance with Paragraph 15.2, Company shall not be required to make any payment to Master Licensee under this Paragraph 16.7, lieu of any damage claim that could be made by Company against Master Licensee for lost profits or Company Continuing Fees that would accrue after the termination. If Master Licensee terminates this Agreement in accordance with Paragraph 15.2, the amount of the payment to be made by Company under Paragraph 16.5(b) shall be determined first by informal dispute resolution as provided in Paragraph 17.8, and failing that, by arbitration as provided in Paragraph 17.9.

     16.8 Price for Purchased Assets.
          --------------------------

     The payment to be made pursuant to Paragraph 16.5(c) hereof for the Purchased Assets shall be equal to an amount established by mutual agreement of the parties. If the parties fail to reach an agreement on the purchase price for the Purchased Assets within forty-five (45) days after the date of termination, then either party may submit the matter to arbitration as provided in Paragraph 17.9.

     16.9 Continuing Obligations.
          ----------------------

     All obligations of Company and Master Licensee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

     16.10 Early Termination by Master Licensee.
           ------------------------------------

     (a)   Affiliate Franchisees. If Master Licensee terminates this Agreement
           ---------------------
     as provided in Paragraphs 2.3(b) or 15.2, it may elect to continue or to terminate the operation of Units under any then existing Franchise Agreement with Affiliates. If Master Licensee elects to continue to operate Units as franchises under existing Franchise Agreements with Affiliates, it shall give Company written notice of such election together with its notice of termination of this Agreement. However, if the notice of election to terminate this Agreement is not accompanied by a notice of election to continue such Franchise Agreements in effect, then such Franchise Agreements shall automatically terminate concurrently with this Agreement.

     (b)  Non-Affiliate Franchisees; Continuing Affiliates.  If Master Licensee
          ------------------------------------------------
     terminates this Agreement as provided in Paragraphs 2.3(b) or 15.2, any Area Agreement or Franchise Agreement existing with Franchisees or Area Franchisees other than Affiliates, and Franchise Agreements with Affiliates that Master Licensee elects to continue in effect as provided in clause (a) of this Paragraph 16.10, shall be automatically assumed by Company or its nominee, as the franchisor under such Area Agreements and Franchise Agreements. If any non-Affiliate Franchisee or Area Franchisee does not approve of Company's nominee to assume Master Licensee's obligations under such Franchise Agreements, it may elect to terminate its Agreement by written notice to Company delivered within thirty (30) days after the termination date of this Agreement. Non-Affiliate Franchisees or Area Franchisees shall not have the option to terminate or reject Company as the new franchisor. Any refunds owing to Franchisees or Area Franchisees from Master Licensee at the date of early termination of this Agreement shall remain the obligation of Master Licensee.

                        ARTICLE 17:  GENERAL PROVISIONS

     17.1 Severability.
          ------------

     Except as expressly provided to the contrary herein, each section, paragraph, term and condition of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, arbitrator, agency or tribunal with competent jurisdiction in a proceeding to which Company is a party, that ruling shall apply only to the jurisdiction of such court, arbitrator, agency or tribunal and shall not impair the operation of, or have any other effect upon, such other terms and conditions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any provision held to be invalid shall be deemed not to be a part of this Agreement in such jurisdiction from the earlier of the date on which the time for appeal expires or receipt by Company or Master Licensee of a notice of non-enforcement thereof. Notwithstanding the foregoing, either party may terminate this Agreement if a provision is held invalid or unenforceable that materially and adversely affects the rights or obligations of the party, or substantially diminishes the fundamental benefits of this Agreement for the party.

     17.2 Substitution of Valid Provision.
          -------------------------------

     If, under any applicable and binding law or rule, any provision of this Agreement is invalid or unenforceable, the parties shall modify such invalid or unenforceable provision to the extent required to be valid and enforceable. The parties agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which are held to be unenforceable in a final, unappealable ruling, or from reducing the scope of any promise or covenant to the extent required to comply with such ruling.

     17.3 Force Majeure.
          -------------

     Neither Company nor Master Licensee shall be liable for loss or damage or deemed to be in Agreement if its failure to perform its obligations results from: (a) windstorms, rains, floods, earthquakes, typhoons, mudslides or other similar natural causes; (b) fires, strikes, embargoes, war, or riot; (c) legal restrictions; or (d) any other similar event or cause beyond the control of the party affected. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that no such cause other than a governmental or judicial order shall excuse payment of amounts owed at the time of such occurrence or payment of Company Continuing Fees and other amounts due to Company subsequent to such occurrence.

     17.4 Cumulative Remedies.
          -------------------

     The rights of Company and Master Licensee hereunder are cumulative and no exercise or enforcement by Company or Master Licensee of any right or remedy hereunder shall preclude the exercise or enforcement by Company or Master Licensee of any other right or remedy hereunder or which Company or Master Licensee is entitled by law to enforce.

     17.5 Attorneys' Fees.
          ---------------

     If a claim for amounts owed by Master Licensee to Company is asserted in any proceeding before a court of competent jurisdiction or arbitrator, or if Company or Master Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its expenses, including reasonable accounting and legal fees.

     17.6 Governing Law.
          -------------

     This Agreement and the validity, performance, construction and effect of this Agreement shall be governed by the laws of the United States and the State of New Jersey, except that the New Jersey Franchise Practices Act shall not apply to this Agreement, the Franchise Agreements and the relationship between Company and Master Licensee.

     17.7 Interpretation.
          --------------

     The preambles to this Agreement are a part of this Agreement, which constitutes the entire agreement of the parties (all prior representations, negotiations and agreements being merged into this Agreement), and there are no other oral or written understandings or agreements between Company and Master Licensee relating to the subject matter of this Agreement. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. This Agreement shall be executed in one (1) or more counterparts, each of which shall be deemed an original. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time.

     17.8 Informal Dispute Resolution.
          ---------------------------

     Prior to filing any arbitration proceeding pursuant to Paragraph 17.9, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of any dispute. Within fifteen (15) business days after the other party's receipt of such notice, the Chief Executive Officer or other senior executive officer of both Company and Master Licensee shall meet in San Francisco, California, or by video conference, in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, either party may initiate an arbitration proceeding as described in Paragraph 17.9.

     17.9 Arbitration.
          -----------

     All controversies, disputes or claims arising in connection with, from or with respect to this Agreement which are not resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, shall be submitted for arbitration to the New York, New York office of the American Arbitration Association under its commercial arbitration rules, with the arbitration proceeding to be conducted in New York, New York. The arbitrator shall have the right to award or include in his award any relief which is deemed proper under the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The arbitrator shall issue a written opinion explaining the reasons for the decision and award. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be otherwise applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder. Without limiting the foregoing, the parties shall be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

     17.10 Delivery of Notices and Payments.
           --------------------------------

     All notices, reports and other information and supporting records permitted or required to be delivered by the provisions of this Agreement shall be delivered to:

     Company: Cendant Global Services B.V., c/o Premier Trust N.V., Officia I, de Boelelaan 7, 1083 HJ Amsterdam, The Netherlands, with a copy to: Days Inns Worldwide, Inc.; 339 Jefferson Road, Parsippany, New Jersey (U.S.A.) 07054; Attn: Senior Vice President-Legal; Fax 973.496.5915.

     Master Licensee:  __________________,

     Master Licensee and Guarantor:

     The address for notices may be modified from time to time by either party with notice to the other party. Company shall not be obligated to give any notice to any Affiliate or Franchisee, and notice to Master Licensee shall constitute sufficient notice to each Affiliate and Franchisee of Master Licensee to which such notice is applicable. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telex, cable or comparable electronic system and two (2) business days after sending by air courier service.

     17.11 Waiver.
           ------

     Either Company or Master Licensee may, by written instrument, acting on its own discretion, waive or reduce any obligation of or restriction upon the other party under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by either party shall be without prejudice to any other rights such party may have, will be subject to continuing review by that party, and may be revoked, in that party's sole discretion, at any time and for any reason, effective ten (10) days after delivery of written notice to the other party. Company and Master Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of Company or Master Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; any waiver, forbearance, delay, failure or omission by Company or Master Licensee to exercise any right, power or option, whether of the same, similar or different nature, with respect to any other Days Inn facility; or the acceptance by Company of any payments from Master Licensee after any breach by Master Licensee of this Agreement.

     17.12  U.S. Government Regulations.
            ---------------------------

     Master Licensee shall not, without the prior written consent of Company, disclose, sublicense or sell any of the information or rights it receives from Company under this Agreement to any person, or any government agency of any nation, if such disclosure, sublicense or sale would be regarded by any governmental agency or department of the U.S. as a breach of the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq. (1988),
                                                               -------
     or the Transaction Control Regulations, 31 C.F.R. Section 505 et seq.
                                                                   -------
     (1988). Master Licensee shall obtain a similar commitment from each of its Franchisees. Master Licensee shall refrain from making any payments to third parties which would cause Company to be in violation of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, 78dd-2 (1988).

     17.13  Public Relations.
            ----------------

     Neither party shall issue any public statement or press release about this Agreement or the development of the System in the Territory without the prior approval of the other party, except as such releases may be required by applicable law or deemed advisable in good faith by the releasing party for the goodwill of its business.

                                                                      Exhibit 10

          IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement in one (1) or more counterparts, each of which shall be deemed an enforceable original contract, effective as of the Agreement Date.

                                        Company:

                                        CENDANT GLOBAL SERVICES B.V.



                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        Master Licensee:

                                        TEAM PIEMMESE, S.A.


                                        By: /s/ Bruno Petruggo
                                            -----------------------------------
                                        Title: President
                                               --------------------------------


                                        Guarantor:

                                        TEAM BMP, S.A.



                                        By: /s/ Bruno Petruggo
                                            -----------------------------------
                                        Title: President
                                               --------------------------------

EXHIBIT B
---------

GUARANTY AND ASSUMPTION OF MASTER LICENSEE'S OBLIGATIONS

  This Guaranty and Assumption of Master Licensee's Obligations (the "Guaranty") is made as of June 1, 2000 by TEAM BMP, S.A., a Sociedad Anonima organized and existing under the laws of Uruguary, with its registered head office at the address set forth below ("Guarantor"), in favor of CENDANT GLOBAL SERVICES B.V., a private company with limited liability organized under the laws of the Netherlands ("Company").

  WHEREAS, Company and Team Piemmese, S.A. have entered into that certain Days Inn System Master License Agreement for the Territory of Italy, dated as of June 1, 2000 (the "Master Agreement") pursuant to which Company has granted to Master Licensee certain Days Inn System hotel development and franchising rights in such Territory; and

  WHEREAS, Guarantor intends to assign its rights to an affiliate, as provided in the Master Agreement, but will continue its liability under this instrument; and

  WHEREAS, Company requires that the Guarantor to execute and deliver this Guaranty upon the execution of the Master Agreement; and

  WHEREAS, the affiliate of Guarantor to which the Master Agreement is assigned shall succeed to and become the Master Licensee in all respects.

  NOW THEREFORE, in consideration of and as an inducement to the execution by Company of the Master Agreement, the Guarantor hereby unconditionally and irrevocably states as follows:

Section 1.  Interpretation
            --------------

In this Guaranty, unless the context requires otherwise:

(a) terms and expressions defined in the Master Agreement have the same meanings when used in this Guaranty;

(b) "Indebtedness" means all and any sums (whether fees, royalties, interest or otherwise) which are or at any time may become payable by Master Licensee under the Master Agreement and all other monies hereby secured; and

(c) "Obligations" means all and any obligations, undertakings, covenants, agreements and guaranties which are to be entered into, delivered or performed or by Master Licensee under the Master Agreement, other than payment of Indebtedness.

Section 2.  Guaranty
            --------

2.1 Guarantor irrevocably and unconditionally guarantees to Company and its successors and assigns, as primary obligor and not merely as surety to Company, jointly and severally for the Term and thereafter as provided in the Master Agreement, (i) the due and punctual payment of Indebtedness when and as the same shall become due and payable, whether at stated maturity, upon acceleration, extension or otherwise, according to the terms of the Master Agreement; and (ii) for so long as Master Licensee is a wholly owned subsidiary of Guarantor, the punctual performance of Obligations when and as the same should be performed, whether as expressly stated in the Master Agreement, upon acceleration, extension or otherwise.

2.2 Guarantor agrees to pay to Company any amount of Indebtedness in the currency in which the same is payable under the terms of the Master Agreement, or render performance of any Obligation required under the Master Agreement, at any time on demand against Company's certificate stating that Master Licensee has failed to pay or perform punctually, or refuses to do so, the same pursuant to the Master Agreement. The certificate in respect of amounts owed shall be final and conclusive as to the amount owed absent manifest error.

2.3 This Guaranty shall be a continuing guaranty and shall remain in full force and effect until the Indebtedness has been paid in full and all Obligations have been performed in full.

Section 3.  Indemnity
            ---------

Without prejudice to the guaranty contained in Section 2, Guarantor unconditionally and irrevocably undertakes as separate, additional and continuing obligation and as a primary obligor, to indemnify Company from time to time on demand against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by Master Licensee to make due and punctual payment of Indebtedness or due and punctual performance and observance of Obligations. This indemnity shall remain in effect notwithstanding that the guaranty under Section 2 ceases to be valid or enforceable against Guarantor for any reason whatsoever.

Section 4.  Preservation of Rights
            ----------------------

4.1 The obligations of Guarantor herein contained shall be in addition to and not in substitution for any other guaranty or security which Company may now or hereafter hold in respect of Indebtedness or Obligations. Company may change or release any such guaranty or security and such change or release shall have no effect whatsoever on the Guaranty.

4.2 Neither the obligations of the Guarantor hereunder nor the rights, powers and remedies conferred upon Company by this Guaranty or by any Legal Requirement shall be discharged, impaired or otherwise affected by:

     (a) the winding-up, dissolution, administration or reorganization of Master Licensee or any change in its status, function, control or ownership subject to Section 10.3 hereof;

     (b) any part or all of any Indebtedness or Obligation being or becoming illegal, invalid or unenforceable in any respect;

     (c) any variation or amendment to the terms of the Master Agreement or any other document referred to therein;

     (d) the granting of any time or indulgence to Master Licensee or any other person;

     (e) any invalidity or irregularity in the procedures used by Guarantor in the execution of the Master Agreement or this Guaranty;

     (f) any deficiency in the powers of Master Licensee to enter into or perform any Indebtedness or Obligation or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Master Licensee;

     (g) any other guarantee or security which Company may now or hereafter hold in respect of Indebtedness or Obligations being or becoming wholly or partly void, voidable or unenforceable;

     (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against Master Licensee or any other person or any compromise, arrangement or settlement with any of the same; or

     (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guaranty or the obligations of the Guarantor hereunder.

4.3 Company shall not be obliged before exercising any of the rights, powers or remedies conferred upon it under this Guaranty or by law;

     (a) to make any demand of Master Licensee, except as specifically provided in the Master Agreement;

     (b) to take any action or obtain judgment in any court against Master Licensee;

     (c) to make or file any claim or proof in a winding-up or dissolution of Master Licensee; or

     (d) to enforce or seek to enforce any other security taken in respect of Indebtedness or Obligations.

4.4 Guarantor represents to and undertakes with Company that it has not taken and will not take any security in respect of its liability under this Guaranty whether from Master Licensee or any other person that is not expressly subordinated to Master Licensee's obligations to Company, except for first priority debt secured by Units owned by Master Licensee. So long as any Indebtedness remains owing or any Obligation remains to be performed, Guarantor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against Master Licensee (whether in respect of its liability under this Guaranty or otherwise) or any other person who has guaranteed or given any security in respect of Indebtedness or Obligations or claim in the insolvency or liquidation of Master Licensee or any such other person in competition with Company. If Guarantor receives any payment or benefit in breach of this Section, it shall hold the same in trust for Company as a continuing security for Indebtedness and Obligations.

Section 5.  Costs, Charges and Expenses
            ---------------------------

Guarantor shall from time to time forthwith on demand pay to or reimburse Company for all costs, charges and expenses (including reasonable legal and other fees on a full indemnity basis) incurred by Company in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights upon payment of the remaining Indebtedness and performance of Obligations.

Section 6.  Taxes and Other Deductions
            --------------------------

6.1 All sums payable by Guarantor under this Guaranty shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

6.2 If Guarantor or any other person is required by any law or regulation to make any deduction or withholding (on account of taxes or otherwise) from any payment for the account of Company, such Guarantor shall, together with such payment, pay such additional amount as will ensure that Company receives (free and clear of any tax of other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Each Guarantor shall promptly forward to Company copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

Section 7.  Currency Indemnity
            ------------------

If an amount due to Company from the Guarantor in one currency (the "first currency") is received by Company in another currency (the "second currency"), the Guarantor's obligations in respect of such amount shall only be discharged to the extent that Company may purchase the first currency with the second currency in accordance with normal banking procedures. If the amount of the first currency which may be so purchased (after deducting any costs of exchange and any other related costs) is less than the amount so due, the Guarantor shall immediately pay Company the shortfall.

Section 8.  Representations and Warranties of Guarantor
            -------------------------------------------

8.1  Guarantor represents and warrants to Company as follows:

     (a) Guarantor is a Sociedad Anonima duly organized and validly existing in good standing under the laws of the Republic of China. Guarantor is qualified or registered to do business in every jurisdiction where the failure to so qualify or register could have a material adverse effect on Guarantor or Guarantor and it Affiliates taken as a whole.

     (b) Guarantor has full legal right, power and authority to carry on its present business, to own its properties and assets, to incur the indebtedness and other obligations provided for in this Guaranty, to execute and deliver this Guaranty and all other documents hereunder and to perform and observe the terms and conditions hereof and thereof.

     (c) Guarantor has taken all appropriate and necessary corporate and legal action to authorize the execution and delivery of this Guaranty and all other documents hereunder and to authorize the performance and observance of the terms and conditions hereof and thereof.

     (d) Guarantor has obtained or effected all authorizations necessary for the valid execution, delivery and performance of this Guaranty and such authorizations are in full force and effect and the has been no default under the conditions of any of the same.

     (e) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Guaranty or the payment by the Guarantor of all amounts due on the dates and in the currency provided for herein: (i) will not violate or contravene any provision of law or regulation applicable to the guarantors; (ii) will not conflict with the Articles of Incorporation or By-Laws (or comparable constituent documents) documents) of Guarantor; (iii) will not conflict with or result in the breach of any provision of, or in the imposition of any encumbrance under, any agreement or instrument to which Guarantor is a party or by which it or any of its properties or assets is bound; and (iv) will not constitute a default or an event that, with the giving of notice or the passing of time or both, would constitute a default under any such agreement or instrument.

     (f) Guarantor is not in default under any agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Guaranty.

     (g) Guarantor and each of its Affiliates are in full compliance with all applicable Legal Requirements, including without limitation, tax laws.

     (h) All registrations, recordings or filings required as a condition to the legality, validity or enforceability of this Guaranty or any other document to be executed and delivered pursuant to the terms of this Guaranty have been made by the Guarantor.

     (i) No litigation, administrative proceeding or arbitration is presently pending or threatened against Guarantor or any of its Affiliates or their assets or revenues which, if adversely determined, could have a material effect on the ability of Guarantor to perform its obligations under this Guaranty.

     (j) Guarantor is generally subject to civil and commercial law and to legal proceedings and none of the Guarantor nor any of its or their assets or revenues is entitled to claim immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

Except as may otherwise be permitted hereunder, the representations and warranties herein shall be deemed automatically renewed and restated on each anniversary hereof.

Section 9.  Covenants
            ---------

Guarantor undertakes and agrees with Company as follows:

     (a) Guarantor shall at all times own beneficially and directly not less than fifty-one percent (51%) of all of the issued share capital of Master Licensee, unless and until a transaction authorized under Article 14 of the Master License Agreement concludes with the consent of Company, if required.

     (b) Guarantor shall ensure that the representations and warranties it has made in this guaranty remain at all times true and accurate by reference to the facts and circumstances from time to time existing.

     (c) Guarantor undertakes to maintain in full force and effect all governmental authorizations refereed to in Section 8.1, and to obtain or effect any new or additional governmental authorizations, as may be required or advisable in respect of the performance by Guarantor of any of the terms and conditions of this Guaranty.

     (d) Guarantor shall maintain and shall cause Master Licensee to maintain their respective corporate existences in good standing and in compliance with all applicable laws and regulations.

     (e) As soon as possible but in any event within seven (7) days after it has or should have had knowledge of same, the Guarantor shall give written notice to Company of any event which would permit Company to immediately terminate the Master Agreement, or any event that, with the giving of notice of the passage of time, or both, would be a breach of this Guaranty or of the Master Agreement, or any litigation, administrative, proceeding or arbitration referred to in Section 8.1 (i), and of any other matter which has resulted or might result in a material adverse change in Guarantor's operations or financial condition or affect any Guarantor's ability to pay, when due, any amounts due under this Guaranty or to perform its obligations hereunder.

     (f) Guarantor shall furnish Company with all such other documents and instruments and do all such other acts and things as Company may reasonably require to carry out the transactions contemplated herein or in the documents to be delivered hereunder.

Section 10.  Assignment
             ----------

10.1 Guarantor shall not assign or transfer any of its rights or obligations hereunder.

10.2 Company may at any time assign or transfer all or any part of the rights, benefits and obligations under this Guaranty.

10.3 If the Master Licensee undergoes a change of controlling interest or assigns the Master License Agreement, with the consent of Company and in accordance with Article 14 of the Master License Agreement, to a third party that is not an Affiliate of Guarantor, and a suitable replacement guarantor acceptable to Company signs and delivers a replacement guaranty acceptable to Company, then Company will release Guarantor under this instrument from any further liability, except Obligations of Master Licensee accruing though the date of transfer.

Section 11 Governing Law and Jurisdiction
           ------------------------------

11.1 This Guaranty shall be governed by and construed in accordance with the laws of the State of New Jersey.

11.2 (a) Guarantor agrees that any legal action or proceeding arising out of or relating to this Guaranty, except with respect to any payment due hereunder, shall be resolved by arbitration in accordance with the provisions of Paragraph
17.9 of the Master Agreement.

     (b) Guarantor agrees that any legal action or proceeding arising out of or relating to the payment of any amount due under this Guaranty may be brought in any court of or in the State of New York and Guarantor irrevocably submits to the non-exclusive personal jurisdiction of such courts. Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of New York, New York as the venue of any legal action arising out of or relating to payments due under this Guaranty.

11.3 In respect of proceedings under Section 11.2(b), Guarantor irrevocably appoints CT Corporation System of New York, New York as its agent to receive and acknowledge on their behalf service of any writ, summons, order, judgment or other notice of legal process in the United States. If for any reason the agent named above (or its successor) no longer serves as agent of the Guarantor, then for this purpose, the Guarantor shall promptly appoint a successor agent satisfactory to Company and notify Company thereof provided that until Company receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Guarantor for the purposes of this Section. Guarantor agrees that any such legal process shall be sufficiently served on them if delivered to such agent for service at its address for the time being in the United States whether or not such agent gives notice thereof to any of the Guarantor.

11.4 With respect to proceedings under Section 11.2(b), nothing herein shall limit the right of Company to commence any legal action against Guarantor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

11.5 Guarantor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in the United States or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

Section 12.  Notices
             -------

12.1 Each notice, demand or other communication to be given or made to the Guarantor under this Guaranty shall be in writing and delivered at its address or telex number of fax number set out below (or such other address or telex number or fax number as the Guarantor has by five (5) days' prior written notice specified to Company):

To Guarantor:

To Company: Cendant Global Services B.V., c/o Premier Trust N.V., Officia I, de Boelelaan 7, 1083 HJ Amsterdam, The Netherlands, with a copy to: Days Inns of America, Inc.; 339 Jefferson Road, Parsippany, New Jersey (U.S.A.) 07054; Attn:
Executive Vice President and General Counsel; Fax 973.496.5331

12.2 Any notice, demand or other communication so addressed shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address, (ii) if given or made by telex, when dispatched with confirmed answerback and (iii) if given or made by fax, when dispatched with a simultaneous confirmation of transmission.

12.3 Any notice, demand or other communication from Guarantor to Company shall be given or made in accordance with Paragraph 17.10 of the Master Agreement.

Section 13. Miscellaneous
            -------------

13.1 The failure or delay of Company to require performance by Guarantor of any provision of this Guaranty shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to Company hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

13.2 If any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.3 Any amendment or waiver of any provision of this Guaranty and any waiver of any default under this Guaranty shall only be effective if made in writing and signed by Company.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized representative, as of the day and year first written above.


as Guarantor



By____________________
Name:
Title:

                                   EXHIBIT C
                                   ---------


                                DAYS INN SYSTEM
                           MASTER LICENSE AGREEMENT
                                   FOR ITALY

                             DEVELOPMENT SCHEDULE



----------------------------------------------------------------------------------------------------
    YEAR          TOTAL UNITS          ROOMS            YEAR           TOTAL UNITS          ROOMS
----------------------------------------------------------------------------------------------------
    2001             1                  70              2016                32               2240
----------------------------------------------------------------------------------------------------
    2002             2                 140              2017                34               2380
----------------------------------------------------------------------------------------------------
    2003             4                 280              2018                36               2520
----------------------------------------------------------------------------------------------------
    2004             6                 420              2019                38               2660
----------------------------------------------------------------------------------------------------
    2005             8                 560              2020                40               2800
----------------------------------------------------------------------------------------------------
    2006            12                 840              2021                42               2940
----------------------------------------------------------------------------------------------------
    2007            14                 980              2022                44               3080
----------------------------------------------------------------------------------------------------
    2008            16                1120              2023                46               3220
----------------------------------------------------------------------------------------------------
    2009            18                1260              2024                48               3360
----------------------------------------------------------------------------------------------------
    2010            20                1400              2025                50               3500
----------------------------------------------------------------------------------------------------
    2011            22                1540
----------------------------------------------------------------------------------------------------
    2012            24                1680
----------------------------------------------------------------------------------------------------
    2013            26                1820
----------------------------------------------------------------------------------------------------
    2014            28                1960
----------------------------------------------------------------------------------------------------
    2015            30                2100
----------------------------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------

                    TO THE MASTER LICENSE AGREEMENT FOR THE
                              TERRITORY OF ITALY

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------


     THIS AGREEMENT is made and entered as of April 1, 2000 by and among DAYS INNS WORLDWIDE, INC., a corporation organized under the laws of the State of Delaware, U.S.A. ("LICENSOR"), CENDANT GLOBAL SERVICES B.V., a company organized under the laws of the Netherlands ("COMPANY") and _______________________, a Corporation organized and existing under the laws of the Uruguay ("LICENSEE").

                              W I T N E S E T H:
                              -----------------

WHEREAS, Licensor warrants that it currently owns certain trademarks, service marks, tradenames, logos and other commercial symbols, including without limitation, those listed on Schedule 1 attached hereto (whether any such are registered or not), as the same shall be amended from time to time (collectively, the "Marks"), used in the operation of DAYS INN, DAYS HOTEL, DAYS LODGE, DAYS SUITE AND DAYS INN RESORT lodging facilities ("Days Units");

     WHEREAS, Licensee and Company, have entered into that certain Master License Agreement dated as of the date hereof (the "Master Agreement"), for the purpose of owning, operating and franchising Days Units in the country of Italy (the "Territory"); and

     WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to obtain from Licensor, the right to use the Marks in connection with owning, operating and franchising Days Units in the Territory on the terms and conditions contained herein and in the Master Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and obligations set forth herein, the parties hereto agree as follows:

     1.  Grant of License. Subject to earlier termination in accordance with the
         ----------------
terms hereof and of the Master Agreement, Licensor confirms the authority of Company to grant, and Company hereby grants to Licensee upon the terms and conditions hereinafter set forth, for a term commencing on the date hereof and expiring on December 31, 2025 (subject to termination and renewal on the terms described in the Master Agreement), the exclusive license to use the Marks in connection with owning, operating and franchising Days Units in the Territory and to license the Marks to franchisees in connection with the operation of Days Units in the Territory. Except as otherwise provided herein and provided that Licensee is in compliance with this Agreement, neither Company nor Licensor shall not grant to any third party a license for use of the Marks for owning, operating or franchising Days Units in the Territory during the term of this Agreement. The license granted herein is limited to the Territory and confers no rights upon Licensee to use the Marks outside of the Territory, except for advertising purposes as provided in the Master Agreement or approved by Company.

     2.  Royalty.  In consideration of the license granted by this Agreement,
         -------
Licensee shall pay to Licensor each year, within ninety (90) days of the end of each calendar year hereunder, for the duration of this Agreement, a royalty of Ten Dollars ($10.00) in lawful currency of the United States of America, net of any applicable taxes. Payment of such royalty by Licensee shall be credited against the "Company Continuing Fees" payable by Licensee under the Master Agreement.

     3.  Ownership of Marks. Licensee disclaims any ownership rights in or to
         ------------------
the Marks. Licensee's right to use the Marks is derived solely from this Agreement and the Master Agreement and is limited to use in the Territory, that all usage of the Marks by Licensee and its affiliates and franchisees and any goodwill established thereby shall inure to the exclusive benefit of Company and Licensor, that this Agreement does not confer any goodwill or ownership interests whatsoever in the Marks upon Licensee, its affiliates or franchisees, and that, upon termination or expiration hereof, no monetary value shall be attributable to any goodwill associated with the use of the Marks by Licensee, its affiliates and franchisees.

     4.  Marks Registration.  Licensor has registered or shall apply for
         ------------------
registration of certain of the Marks (the "Principal Marks"), namely, the word and design marks "Days Inn" and "Days Hotel", with the appropriate governmental agencies in the Territory and shall bear the cost thereof. Licensor shall pay for all costs associated with registration or renewal of the Marks in the Territory. Licensee will cooperate with Licensor in obtaining registrations of the Principal Marks in the Territory, as deemed necessary or desirable in the sole discretion of Licensor, at Licensor's expense. Licensor shall have the right to designate a supplemental or substitute trademark or trademarks to identify Days Units in the Territory as provided in the Master Agreement and such supplemental or substitute trademark shall be included in the definition of Marks.

     5.  Licensing of Franchisees. If and to the extent that Company; determines
         ------------------------
that sublicensing of the Marks or franchising agreements contemplated under the Master Agreement presents risks of diminution or loss of rights to the Marks under local law in the Territory, Licensor shall have the right and obligation to enter into a direct trademark license agreement with each affiliate or franchisee that operates a Days Unit in the Territory, and Licensee shall in such case amend accordingly any franchise agreement that it enters into with its franchisees with regard to the Marks and the licensing or sublicensing of the Marks, and to provide for cross default provisions in both agreements.

     6.  Registration of Authorized User Instruments.  Licensor shall execute,
         -------------------------------------------
where required by local law, separate instruments to enable Licensee to register with appropriate government agencies and departments the rights of Licensee to use the Marks and the rights of its affiliates and franchisees as authorized users of the Marks, and Licensee shall exercise its best efforts to cause such instruments to be registered with such government agencies and departments. Also, Licensee, where required by local law or as directed by Company, shall execute separate instruments to enable Licensor to register with appropriate government agencies and departments the rights of Licensor to the Marks and the rights of Licensee, its affiliates and franchisees as authorized users of the Marks. Licensor shall pay all governmental fees for registration under this Paragraph.

     7.  Quality Control.  Licensee acknowledges the importance to Licensor, its
         ---------------
reputation and goodwill, and to the public of maintaining high, uniform standards of quality for the goods and services sold under the Marks. Licensee shall maintain, and shall require its affiliates and franchisees to maintain, standards of quality as may be set by Company on behalf of Licensor from time to time and to follow, and to require its affiliates and franchisees to follow, the written specifications or standards of Company relating to the type, nature or quality of goods or services sold under the Marks or from a Days Unit. To determine whether Licensee, its affiliates or franchisees are complying with this Agreement and the quality controls set forth herein, Company shall have the right at any time during business hours to inspect the premises of any Days Unit located in the Territory, upon reasonable notice to Licensee and the Franchisee and so as not to disrupt the Unit's operations. Licensee shall permit inspection of the premises and fully cooperate with representatives of Licensor during any such inspection. Licensee shall require its affiliates and franchisees to agree to submit to similar inspections.

     8.  Infringements.  Licensee shall notify Company immediately of any
         -------------
infringement of or challenge to the use of any Mark within the Territory, or any claim of any rights in any Mark, or any confusingly similar trademark, within the Territory, of which Licensee becomes aware. Company shall have the right to control the conduct of all acts including all proceedings relating to the Marks. The decision on whether or not to take and defend any proceedings shall be at the sole discretion of Company after consultation with Licensee. If Company elects not to take or defend such proceeding, Licensee may proceed in Licensor's stead, at Licensee's own expense. In such case, the Licensor shall execute such powers of attorney and related documents as Licensee reasonably requests in order to conduct the infringement action. The cost of defending or prosecuting the infringement action shall be borne as set forth in the Master Agreement.

     9.  Form of Use.  Licensee shall use the Marks only in the form and manner
         -----------
and with appropriate legends as prescribed from time to time by Company, and not to use any other trademark or service mark in combination with the Marks without prior written approval of Company. Licensee, its affiliates and its franchisees will not incorporate any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols, or in any modified form, or use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized under this Agreement or the Master Agreement, and will display the Marks and give notices of trademark registrations in the manner prescribed by Licensor, such as in the Territory System Standards Manual (as provided under the Master Agreement), as updated from time to time, and obtain such licenses, permits and authorizations relating thereto as may be necessary or advisable under applicable local law in the Territory.

     10.  Assignment.  Neither this Agreement nor any part or all of the
          ----------
ownership of Licensee may be voluntarily or involuntarily, directly or indirectly assigned, sold, pledged, hypothecated or otherwise transferred without the prior written consent of Company (except as permitted by the Master Agreement) and any such assignment or transfer without such approval shall constitute a breach hereof and convey no rights or interests in the Marks to such assignee. This Agreement is fully assignable by Licensor and shall inure to the benefit of any assignee or other legal successor to the interests of Licensor, without derogating in any way whatsoever the rights and/or interests of Licensee hereunder.

     11.  Relationship of the Parties.  This Agreement does not create a
          ---------------------------
fiduciary relationship between Licensor and Licensee, which shall be independent contractors. Nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose. Furthermore, the parties hereto shall not accept service of process for each other or their respective affiliates.

     12.  Termination by Licensor.  Licensor may terminate this Agreement,
          -----------------------
effective upon delivery of notice of termination to Licensee: (a) if Licensee violates Paragraph 10 by making an assignment in violation of this Agreement or the Master Agreement; (b) if Licensor terminates the Master Agreement; (c) if Licensee terminates the Master Agreement and is not authorized to continue to utilize the Marks. Upon termination or expiration of this Agreement, Licensee shall pay to Licensor all fees and any other amounts due Licensor under this Agreement at the date of termination or expiration which are unpaid. Such payments shall be made within thirty (30) days after the amounts due Licensor are determined in accordance herewith. After the termination or expiration of this Agreement, if Licensor so directs, Licensee will promptly and expeditiously undertake, and require franchisees and affiliates to promptly and expeditiously undertake all actions required to be taken by Licensee under Paragraph 16.2 of the Master Agreement.

     13.  Waiver.  The waiver by either party of a breach or provision of this
          ------
Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

     14.  Binding Effect. This Agreement shall be binding upon the parties
          --------------
hereto and shall inure to the benefit of their respective executors, administrators, heirs and successors in interest.

     15.  Severability.  The invalidity, illegality or  unenforceability of any
          ------------
provision hereof shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any other provision thereof.

     16.  Attorneys' Fees.  If a claim for amounts owed by Licensee to Licensor
          ---------------
is asserted in any proceeding before a court of competent jurisdiction or arbitrator, or if Licensor or Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its expenses, including reasonable accounting and legal fees.

     17.  General.  The paragraph headings are for information only and this
          -------
Agreement shall not be construed by reference thereto. Except to the extent governed by the Lanham Act (15 U.S.C. Section 1051 et seq.), this Agreement and
                                                   ------
the validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New Jersey, U.S.A., except for the New Jersey Franchise Practices Act and except to the extent that the laws of the Territory may preempt New Jersey law.

     18.  Informal Dispute Resolution.   Prior to filing any arbitration
          ---------------------------
proceeding pursuant to Paragraph 19, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of any dispute. Company and Licensee each agree that within fifteen (15) business days of the other party's receipt of such notice, the Chief Executive Officer or other senior executive officer of both Company and Licensee shall meet in London, England or by video conference, in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, the notifying party may initiate an arbitration proceeding as described in Paragraph 19.

     19.  Arbitration. All controversies, disputes or claims arising in
          -----------
connection with, from or with respect to this Agreement which are not resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, shall be submitted for arbitration to the New York, New York office of the American Arbitration Association under its commercial arbitration rules, with the arbitration proceeding to be conducted in New York, New York. The arbitrator shall have the right to award or include in his award any relief which is deemed proper under the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The arbitrator shall issue a written opinion explaining the reasons for the decision and award. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be otherwise applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder. Without limiting the foregoing, the parties shall be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

     20.  Delivery of Notices and Payments.  All notices, reports and other
          --------------------------------
information and supporting records permitted or required to be delivered by the provisions of this Agreement shall be delivered to:

Company: Cendant Global Services B.V., c/o Premier Trust N.V., Officia I, de Boelelaan 7, 1083 HJ Amsterdam, The Netherlands.

Licensor: Days Inns Worldwide, Inc., 6 Sylvan Way, Parsippany, New Jersey (U.S.A.) 07054, Attn: Executive Vice President DeputyGeneral Counsel; Fax:
(973) 496-5915


Licensee:  TEAM PIEMMESE, S.A.

as modified from time to time by either party with notice to the other party. Licensor shall not be obligated to give any notice to any affiliate or franchisee or Licensee, and notice to Licensee shall constitute sufficient notice to each affiliate and franchisee of Licensee to which such notice is applicable. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telecopier, telex, cable or comparable electronic system and two (2) business days after sending by air courier service.

       21. Entire Agreement; Relation to Master Agreement.  This Agreement has
           ----------------------------------------------
been entered into concurrently with the Master Agreement and shall continue in effect only so long as the Master Agreement, including the provisions thereof that permit continued use of the Marks after termination of the master licensee rights, remains in effect. In the event of a conflict between the provisions of this Agreement and the Master Agreement, the provisions of the Master Agreement shall govern. This Agreement constitutes the entire agreement of the parties relating to the subject matter of this Agreement, excepting the applicable provisions of the Master Agreement.

     22.  Local Marks.  Licensee may develop or acquire one or more "Local
          -----------
Marks," as defined in the Master Agreement, to be used in connection with the franchising and operation of Days Units in the Territory. Prior to the development or acquisition of a proposed Local Mark, Licensee shall submit to Licensor a written proposal indicating the Local Mark. If Licensor does not reject such Local Mark within ninety (90) days of receipt of Licensee's written proposal, it shall be deemed approved. Licensee grants to Licensor and other licensees and franchisees of Days Units a perpetual, non-exclusive, world-wide and royalty-free license to use all approved Local Marks in connection with the operation of Days Units.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in counterparts the day and year first written above.

LICENSOR:

DAYS INNS WORLDWIDE, INC.,



By:___________________________
Title:



LICENSEE:

_______________________________


By:_____________________________
Title:



COMPANY

CENDANT GLOBAL SERVICES B.V.



By:______________________________
Title:

                               ACKNOWLEDGEMENTS


     Before me, the undersigned notary public, personally appeared ____________________________, to me known, who executed this instrument in the capacity stated above as the free act and deed of____________________ at __________________________, ___________________, _____________________.


(Notary Seal)                               __________________________

My Commission expires:______________



     Before me, the undersigned notary public, personally appeared __________________________, to me known, who executed this instrument in the capacity stated above as the free act and deed of DAYS INNS WORLDWIDE INC. at Parsippany, Morris County, New Jersey, United States of America.


(Notary Seal)                               __________________________

My Commission expires:_______________


     Before me, the undersigned notary public, personally appeared__________, to me known, who executed this instrument in the capacity stated above as the free act and deed of CENDANT GLOBAL SERVICES B.V. at ________________________.


(Notary Seal)                               __________________________

My Commission expires:______________

                                   SCHEDULE 1
                         TO TRADEMARK LICENSE AGREEMENT
                         ------------------------------

                                 LIST OF MARKS
                                 -------------

                                 UNITED STATES
                                 -------------

 Mark                      Reg. No.                Reg. Date
 ----                      --------                ---------


1-800-Days Inn            2,071,394                 6/17/97

"AMERICA'S                1,493,715                06/21/88
WAKING UP TO
US"

"BRENTWOOD                1,514,969                11/29/88
CAFE"
Plus Design

"DAVENPORTS               1,518,466                12/27/88
BAR AND GRILLE"
Plus Design

"DAYS"                    1,003,846                02/04/75

"DAYS HOTEL"*             1,518,523                12/27/88

"DAYS HOTEL"*             1,518,524                12/27/88
Plus Design

"DAYS INN"                1,060,430                07/07/81

"DAYS INN"
Plus Design               1,060,431                07/07/81

"DAYS LODGE"                975,192                12/18/73

DAYS LODGE                1,001,177                01/07/75
Logo

DAYS LODGE                1,001,177                07/19/88
Logotype

Mark                      Reg. No.                 Reg. Date
----                      --------                 ---------

"DAYS LODGE"              1,497,232                07/19/88
Logotype
(House Logo)

"DAYS SUITES"             1,665,307                11/19/91

"DAYS SUITES"
Plus Design               1,603,054                06/19/90

"SCHOOL DAYS"             1,444,602                06/23/87

"SEPTEMBER                1,036,373                03/23/76
DAYS CLUB"

"SEPTEMBER DAYS"          1,196,767                06/01/82

"SEPTEMBER DAYS"          1,171,586                09/29/81

Sunburst Logo             1,003,834                02/04/75

"THE INN-                 1,060,958                03/08/77
CREDIBLE CARD"

 "WE'RE RIGHT             1,463,153                10/27/87
WHERE AMERICA
WANTS US"
_______________
* Principal Mark

                       MARKS REGISTERED IN THE TERRITORY

                       (App. No.)              (App. Date)
Mark                    Reg. No.                Reg. Date
----                    --------                ---------

EXHIBIT E
---------
TO THE

DAYS INN SYSTEM

MASTER LICENSE AGREEMENT
                          FOR THE TERRITORY OF ITALY

Software License Agreement
--------------------------

THIS AGREEMENT is made and entered into as of June 1, 2000 (the "Agreement Date"), by and between CENDANT GLOBAL SERVICES B.V., a private company with limited liability organized under the laws of the Netherlands, ("Licensor") and___________________, a corporation organized under the laws of Uruguary ("Licensee"), and is entered into contemporaneously with, and as an exhibit to, the Master License Agreement for the Territory of Italy (the "Master Agreement") by and between these same parties.

WITNESSETH

WHEREAS, the parties hereto have contemporaneously entered into a Master Agreement, which provides, in part, that Licensor shall license certain computer software to Licensee in accordance with the terms and conditions set forth below and further subject to the terms and conditions of the Master Agreement;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:

ARTICLE 1

Definitions
-----------

1.1  Software. "Software" shall include, and shall be used to describe
     --------
collectively (i) the computer programs used to operate the Territory Reservation System as a remote site for data entry (hereinafter referred to individually as the "Territory Reservation System Software"), and (ii) the Unit Reservation Software, as defined in the Master Agreement. "Software" further shall mean such computer programs as stored on any media , including without limitation magnetic tape, semiconductor device, disc, or other memory device or computer memory, and all updates, enhancements, corrections of errors and other modifications thereto, and all copies thereof.

1.2  Documentation. "Documentation" means the user manuals and other
     -------------
documentation routinely provided by Licensor with the Software, and all revisions and additions thereto, and all copies thereof.

1.3  Other Definitions. Other capitalized terms used herein shall have the
     -----------------
meanings ascribed to them in the Master Agreement.

ARTICLE 2

License
-------

2.1   Grant of Right to Use. Licensor grants to Licensee, and Licensee accepts
      ---------------------
from Licensor, a non-exclusive license to use the Software in object code form on the equipment and/or at the installation site which shall be agreed to by the parties and described on Attachment A, to be attached hereto and incorporated herein. Except as set forth in Section 2.2 below and in the Master Agreement, this license shall be non-transferable. In addition to the terms and conditions set forth below, this license shall be subject to the terms and conditions of the Master Agreement.

2.2   Grant of Right to Sublicense. Licensor grants to Licensee, and Licensee
      ----------------------------
accepts from Licensor, a non-exclusive license to grant sublicenses to use the Unit Reservation Software, subject to the following limitations:

2.2.1 Licensee shall be entitled to grant such sublicenses only to Franchisees in the Territory and only to the extent of allowing use of the Unit Reservation Software at the location(s) of the Unit(s) operated by the Franchisee.

2.2.2 Licensee shall not be entitled to grant to such sublicensees the right to further sublicense the Unit Reservation Software.

2.2.3 Licensee shall require each sublicensee, as a condition of the sublicense, to enter into a sublicense agreement with Licensee that is in all material respects equivalent to the Unit Reservation Software Sublicense Agreement attached hereto as Attachment B.

2.3 Restrictions on Use.  Except as set forth above in Section 2.2 above, the
    -------------------
Software shall be used only for Licensee and by Licensee, only while licensed hereunder and only on the equipment and/or at the installation site designated by the parties and to be attached hereto as Attachment A; any distribution, timesharing, sale or other disposition of the Software by Licensee is prohibited. Licensee may not modify or enhance the Software in any way whatsoever without the prior written consent of Licensor. Licensee is granted no license to use and shall have no rights in any source code or documentation related to the source code. Licensee shall not create or attempt to create, or permit others to create or attempt to create, the source code or object code of the Software or any part thereof or any substantially similar software from the object code or other information in tangible or intangible form made available pursuant to this Agreement.

2.4  Off-Site Use. If the computer at an authorized site is inoperative due to
     ------------
malfunction, any license granted under this Agreement for such site shall be temporarily extended to authorize Licensee to use the Software at another site until the designated site is returned to operation. If the designated site is relocated, any license granted hereunder for that site shall be extended to authorize Licensee to use the Software at said relocated site; provided, however, that in such event, Licensor's maintenance obligations hereunder shall be suspended until Licensor consents to such relocation, which consent shall not be unreasonably withheld. Licensee may not replace or relocate the site to any location without the express prior written consent of Licensor.

2.5 Cessation. In accordance with Paragraph 4.5(g) of the Master Agreement,
    ---------
Licensee shall cease using the Agent Interface software after the Cutover Date, for so long as Licensor or an affiliate operates the Territory Center.

ARTICLE 3

License Fees
------------

3.1  Price. Licensee shall pay to Licensor a one-time license fee of Ten
     -----
Thousand Dollars ($10,000.00) for the Software to be allocated from the Development Fee paid under the Master Agreement.

3.2  Taxes. In addition to the fees for the license provided hereunder,
     -----
Licensee agrees to pay all Withholding Taxes required to be paid by the Licensee pursuant to Paragraph 5.11 of the Master Agreement as well as all federal, state, local and other taxes based on this Agreement for the Software or its use, excluding taxes based on Licensor's net income and privilege taxes. Such taxes to be paid by Licensee include, but are not limited to, personal property, sales, use or excise taxes, or amounts in lieu thereof, which are now or may be imposed by any taxing authority.

3.3  Sublicense Fee. Sublicense fees shall be charged to Sublicensees and paid
     --------------
to Licensee according to the terms of the Unit Reservation Software License and a certain percentage of said sublicense fees shall be paid by Licensee to Licensor according to the terms of the Master Agreement.

                                   ARTICLE 4

Delivery; Risk of Loss
----------------------

4.1  Delivery; Installation. Licensor shall deliver a complete copy of the Agent
     ----------------------
Interface Software to the applicable installation site or any other location established by the parties on or before 90 days after the Agreement Date. Upon delivery, Licensee shall promptly install the Software. Licensor also shall deliver two (2) complete copies of the then-current Documentation. If the Documentation is subsequently revised or if additional documentation is developed, Licensor shall, upon such publication, or in the case of third party software upon receipt from Licensor's vendor, deliver to Licensee two (2) copies of all revisions, additions, modifications and updates to such Documentation, at no additional charge. Licensor shall bear all freight, shipping and handling cost associated with delivery of the Software to Licensee. At least 60 days before the first Unit opens in the Territory, Licensor will deliver the Unit Reservation Software and the related Documentation.

4.2  Risk of Loss. Licensor shall bear the risk of loss for any loss or damage
     ------------
that occurs to the Software before it has been delivered to the installation site. If any Software is lost or damaged after such delivery, through no fault of Licensor, Licensee shall bear the risk of loss and Licensor shall furnish Licensee, at Licensee's request and expense, with replacement media or materials.


ARTICLE 5


                             Maintenance; Support
                             --------------------

5.1    Maintenance and Updates of Software. Licensee shall pay to Licensor an
       -----------------------------------
annual maintenance fee, in consideration for which Licensor will extend the Software warranty set forth in Section 9.3 below for an additional year and provide annual updates and maintenance of the Software. The initial annual maintenance fee shall be Two Thousand Dollars ($2,000.00), payable January 1, 2001 which shall be subject to change every three (3) years thereafter by the percentage change in CPI during the period since the last price change. In the event the Software is rendered obsolete or superseded by other means of operating a reservation system, Licensor shall replace such software with the same substitute or technological equivalent as it uses in the United States, if available in the Territory, to allow continued functioning of reservation services to be provided to consumers and Units in the Territory. Such updates and maintenance shall include the following:

5.1.1 Licensor will use its reasonable best efforts to provide remedial l maintenance so that the Software will, in all material respects, perform the functions and operations specified in the Documentation. Remedial maintenance includes all reasonable software services to correct documented non-performance that Licensor's diagnostics indicate are caused by a defect in an unaltered version of the Software.

5.1.2 Licensor shall provide Licensee with any updates and enhancements to the Software that are generally available to other users of the Software.

5.1.3 Upon the request of Licensee, Licensor, at its sole discretion, may undertake reasonable efforts to correct a Software malfunction caused by Licensee's negligence. If Licensor provides assistance for the correction of such a malfunction, Licensee shall pay Licensor for such assistance at Licensor's then-published rates for such work.

5.2  Training.  Licensor shall provide training to Licensee with respect to the
     --------
use of the Software at Licensor's designated training center in the United States, as described in Section 4 of the Master Agreement. Licensee may reproduce any training materials utilized by Licensor in connection with the training of Licensee's personnel for such purposes. Any such reproductions shall include any copyright or similar proprietary notices contained in the materials being reproduced.


ARTICLE 6

Licensee Responsibilities
-------------------------

6.1  Assistance.  Licensee will follow all reasonable instructions of Licensor
     ----------
respecting possession and use of the Software. Licensee will supply Licensor with all documentation and assistance necessary to demonstrate and diagnose each problem with the Software and will implement each solution to such problem provided by Licensor. Licensee will promptly install error corrections, updates and enhancements to the Software. Licensee also will provide any and all equipment required by Licensor to maintain the Software on-line from a remote location, and will update such equipment in accordance with Licensor's requirements. Such communication equipment shall be identified by the parties on Attachment A.

6.2  Confidentiality.  Licensee shall protect the Software as Licensor's
     ---------------
Confidential Information, as defined in and subject to the terms of the Master Agreement.

6.3  Sublicensed Copies.  Licensee shall create for, and distribute to,
     ------------------
authorized Franchisees duplicate copies of the Unit Reservation Software for use by the Franchisees as sublicensees. Licensee shall maintain appropriate records and provide Licensor with appropriate information respecting such copies. The parties recognize that more than one copy of the Unit Reservation Software will be licensed to others, and that this does not evidence an intent by Licensor to publish the Unit Reservation Software, and should not be construed as such a publication, nor does such multiple licensing evidence an intent by Licensor not to treat the Unit Reservation Software as its trade secret.

ARTICLE 7

Term; Termination
-----------------

7.1  Term; Termination. This Agreement and the license granted hereunder shall
     -----------------
be co-terminus with the Master Agreement and shall expire or terminate upon expiration or termination of the Master Agreement. Failure to timely pay the annual maintenance fee described in Section 5.1 above shall be considered an event of breach by Licensee in accordance with Paragraph 15.1(j) of the Master Agreement.

7.2  Obligations Upon Expiration or Termination. If this Agreement expires or
     ------------------------------------------
is terminated for any reason, Licensee shall immediately cease all use of the Software and return the Software and Documentation to Licensor together with all portions, back-up copies and modifications thereof; and Licensee shall purge all copies of the Software from all computer processors or storage media on which the Software has been installed.


ARTICLE 8

Ownership and Property Rights
-----------------------------

8.1  Property Rights. Licensee acknowledges and agrees that the Software and
     ---------------
Documentation licensed hereunder, and all copies thereof, constitute valuable trade secrets and contain proprietary and confidential information; title thereto, and in all appurtenant patents, copyrights and other intellectual property rights, remains in Licensor or in the case of third party software, Licensor's vendor. No title to or interest in the Software, or any part thereof, is hereby transferred to Licensee, except for the license as expressly provided herein.

8.2  Unauthorized Copying. Licensee agrees that it will not copy, modify or
     --------------------
reproduce the Software in any way except as provided for herein. Licensee agrees to notify Licensor promptly of any circumstances of which Licensee has knowledge relating to any unauthorized use or copying of the Software by any person or entity. Licensee agrees to take, at Licensee's expense, but at Licensor's option and under Licensor's control and discretion, any legal action necessary to prevent or stop the unauthorized use of the Software by any third party that has accessed the Software due to Licensee's fault or negligence.

8.3  Authorized Copying. The Software may be copied, in whole or in part, in
     ------------------
printed or machine-readable form, for use by Licensee at the designated site, for archive or emergency restart purposes, to replace a worn copy, or to store at the off-premises location which Licensee uses for security storage purposes; provided, however, that no more than five (5) copies will be in existence under the license at any one time without prior written consent from Licensor. Copies of the Unit Reservation Software shall not be considered a copy of the Software for purposes of this Section 8.3.

8.4  Proprietary Notices. Licensee shall not alter, move, cover or remove any
     -------------------
proprietary notice placed by Licensor or its vendor on the Software or Documentation, and shall ensure such notices are reproduced on all copies of the Software and Documentation made by Licensee.


ARTICLE 9

Warranties
----------

9.1  Ownership. Licensor warrants that it is the owner of and/or has the right
     ---------
to grant a license to use the Software free of all liens, claims, encumbrances and other restrictions.

9.2  Third Party Rights. Licensor warrants that to the best of its knowledge,
     ------------------
the Software does not violate any rights of any third party, including any patent, copyright, trade secret or other proprietary rights, and there are currently no actual or threatened suits or claims pending based on Licensor's alleged violation of the foregoing.

9.3  Software. Licensor warrants that, for one (1) year after delivery to
     --------
Licensee, the Software will in all material respects, perform the functions and operations specified in the Documentation.

9.4  Survival of Warranties. The warranties set forth in Sections 9.1 through
     ----------------------
9.3 above shall survive termination or expiration of this Agreement. Any repair, replacement, correction or other modification of the Software by Licensor shall be warranted for a period equal to the longer of ninety (90) days or the expiration of the warranties set forth in Sections 9.1 through

9.3.

9.5  Disclaimer of Warranties; Limitation of Liability. EXCEPT AS SET FORTH IN
     -------------------------------------------------
SECTIONS 9.1 THROUGH 9.4 ABOVE, LICENSOR DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY, INSTALLATION OR FURNISHING OF THE SOFTWARE UNDER THIS AGREEMENT. LICENSOR SHALL HAVE NO LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF LICENSOR HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS SET FORTH IN
ARTICLE 10 BELOW, ALL LIABILITY BY LICENSOR HEREUNDER IS EXPRESSLY LIMITED TO ANY AMOUNTS PAID BY LICENSEE TO LICENSOR UNDER THIS AGREEMENT.


ARTICLE 10

Patent and Copyright Indemnification
------------------------------------

10.1  Indemnification. Licensor will defend or settle any action brought
      ---------------
against Licensee to the extent that it is based on a claim that the Software infringes any patent, copyright or other intellectual property right within the Territory. Such defense and/or settlement shall be at Licensor's expense, and Licensor will pay those costs, damages and attorney's fees finally awarded against Licensee in any such action attributable to any such claim, but such defense, settlement and payment shall be subject to the limitations set forth in
Section 10.3 below and further is conditioned on the following: (i) that Licensor shall be notified promptly in writing by Licensee of any such claim;
(ii) that Licensor shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; and (iii) that Licensee shall cooperate with Licensor in a reasonable way to facilitate the settlement or defense of such claim.

10.2  Restrictions. Licensor's obligations under this Article 10 do not extend
      ------------
to claims arising from modifications not authorized by Licensor or from the unauthorized use or combination of products provided by Licensor with products provided by Licensee or by others. Should the Software become, or in Licensor's opinion be likely to become, the subject of such a claim of infringement, then Licensee shall permit Licensor, at Licensor's option and expense, either to (i) procure for Licensee the right to continue using the Software, or (ii) replace or modify the Software so that it becomes non-infringing and functionally equivalent, or (iii) upon failure of (i) or (ii) above, despite the reasonable efforts of Licensor, reimburse Licensee for the Software as depreciated and accept its return. Such depreciation shall be calculated on the basis of five
(5) years straight-line depreciation from the date of delivery of the Software.

10.3  Limitation of Liability. Licensor's total liability for patent, copyright
      -----------------------
and intellectual
property rights indemnification, as set forth in Section 10.1 and 10.2 above, shall in no event exceed twenty-five thousand dollars ($25,000). If Licensor's total liability for such indemnification exceeds such amount, and Licensor elects not to proceed with the defense of such claim, Licensee may proceed in Licensor's stead, at Licensee's own expense. In such case, Licensor shall execute such powers of attorney and related documents as Licensee reasonably requests in order to conduct the defense of the infringement action. Licensee may recover as a credit against any maintenance fees due thereafter the reasonable and necessary costs of defending the infringement action if not undertaken by Licensor.

10.4  Entire Liability. THIS ARTICLE 10 STATES THE ENTIRE LIABILITY OF LICENSOR
      ----------------
RESPECTING THE INFRINGEMENT OF PATENTS, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS BY THE SOFTWARE.


ARTICLE 11

General Provisions
------------------

11.1  Severability.  Except as expressly provided to the contrary herein, each
      ------------
section, paragraph, term and condition of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, arbitrator, agency or tribunal with competent jurisdiction in a proceeding to which Licensor is a party, that ruling shall apply only to the jurisdiction of such court, arbitrator, agency or tribunal and shall not impair the operation of, or have any other effect upon, such other terms and conditions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any provision held to be invalid shall be deemed not to be a part of this Agreement in such jurisdiction from the earlier of the date on which the time for appeal expires or receipt by Licensor or Licensee of a notice of non-enforcement thereof. Notwithstanding the foregoing, either party may terminate this Agreement if a provision is held invalid or unenforceable that materially and adversely affects the rights or obligations of the party, or substantially diminishes the fundamental benefits of this Agreement for the party.

11.2  Substitution of Valid Provision.  If, under any applicable and binding law
      -------------------------------
or rule, any provision of this Agreement is invalid or unenforceable, the parties shall modify such invalid or unenforceable provision to the extent required to be valid and enforceable. The parties agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which are held to be unenforceable in a final, unappealable ruling, or from reducing the scope of any promise or covenant to the extent required to comply with such ruling.

11.3  Force Majeure.  Neither Licensor nor Licensee shall be liable for loss or
      -------------
damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) windstorms, rains, floods, earthquakes, typhoons, mud slides or other similar natural causes; (b) fires, strikes, embargoes or riot; (c) legal restrictions; or (d) any other similar event or cause beyond the control of the party affected. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that no such cause other than a governmental or judicial order shall excuse payment of amounts owed at the time of such occurrence or payment of amounts due to Licensor subsequent to such occurrence.

11.4  Governing Law.  This Agreement and the validity, performance, construction
      -------------
and effect of this Agreement shall be governed by the laws of the State of New Jersey, U.S.A., except for the New Jersey Franchise Protection Act and except to the extent that the laws of the Territory may preempt New Jersey law. The Federal or State courts of New Jersey shall have exclusive jurisdiction for all disputes between the parties relating to patents, trademark, copyrights and/or trade secrets. All other disputes between the parties shall be resolved pursuant to paragraph 17.9 of the Master Agreement. If either party enforces this Agreement in a judicial or arbitration proceeding, the prevailing party shall be entitled to reimbursement of its expenses including accounting and legal fees.

11.5  Interpretation.  The preambles to this Agreement are a part of this
      --------------
Agreement, which, along with the Master Agreement constitutes the entire agreement of the parties (all prior representations, negotiations and agreements being merged into this Agreement), and there are no other oral or written understandings or agreements between Licensor and Licensee relating to the subject matter of this Agreement. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. This Agreement shall be executed in four (4) counterparts, each of which shall be deemed an original.

11.6  Delivery of Notes and Payments.  All notices, reports and other
      ------------------------------
information and supporting records permitted or required to be delivered by the provision of this Agreement shall be delivered to:

Company: Cendant Global Services B.V., c/o Premier Trust N.V., Officia I, de Boelelaan 7 1083 HJ Amsterdam, The Netherlands

Copy To:
Days Inns of America, Inc., 6 Sylvan Way, Parsippany, New Jersey (U.S.A.) 07054
Attn:  Executive Vice President Deputy General Counsel; Fax: (973) 496-5915

Licensee:
TEAM PIEMMESE, S.A.

The address of each party for notice may be modified from time to time by notice to the other party. Licensor shall not be obligated to give any notice to any Affiliate or Franchisee, and notice to Licensee shall constitute sufficient notice to each Affiliate and Franchisee of Licensee to which such notice is applicable. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by facsimile (with a copy by regular mail), telex, cable or comparable electronic system and two (2) business days after sending by air courier service.

11.7  Waiver.  Licensor and Licensee may, by written instrument, unilaterally
      ------
waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by either party shall be without prejudice to any other rights the party have, will be subject to continuing review by the granting party, and may be revoked, in the granting party's sole discretion, at any time and for any reason, effective upon delivery to the other party of ten (10) days' prior written notice. Licensor and Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of Licensor or Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; any waiver, forbearance, delay, failure or omission by either party to exercise any right, power or option, whether of the same similar or different nature, with respect to any other Licensor facility; or the acceptance by Licensor of any payments from Licensee after any breach by Licensee of this Agreement.


LICENSOR:                          LICENSEE:
CENDANT GLOBAL
SERVICES B.V.


By: ______________________         By: ____________________
Title: ____________________        Title: ___________________

ATTACHMENT A

Use of the Software is restricted to the following equipment and installation site:

Installation Site

----------------------------------

EQUIPMENT AND SOFTWARE

Communication Engine

Located at Reservation Center and connected to the LAN

Hardware requirements
---------------------
1 Minimum is Pentium 166 mhz Tower System with 64MB Memory and:
1 3.5 inch drive Floppy disk
1 Adaptec 2740 SCSI adapters
1 two GB SCSI drives
1 EISA Madge Token Ring Adapter
1 DigiChannel Adapter
1 DigiChannel Concentrator 16 port
2 minimum Dial-in Modems - 56.6Kbps
2 minimum Dial-out-Modems - 56.6Kbps

Optional: depending upon communication requirements
1 X.25 Multi-port PAD
1 Synchronous X.25 connection to local provider

Software to be purchased by the Licensee
----------------------------------------

1 Sunsoft InterActive UNIX Ver 4.1
1 Network extensions for internetworking.

Software licensed herein for use only
-------------------------------------

Kivanet
PTU TIP
PRINTER TIP
Kivanet PTU gateway

Wide Area Network - WAN

Hardware required to connect to the WAN
---------------------------------------

2 Cisco Routers  Note: Size depends on site
1 per com link Modem for CSU/DSU  Note: Analog/Digital comm. line
1 Com link Connectivity to Host preferred via Frame Relay -
Wiltel if available.

Local Area Network - LAN

Hardware required to connect to the LAN
---------------------------------------

2 minimum Hubs 1 per 16 LAN connections
2 Fileservers configured as:
Minimum is Pentium 166 mhz Tower System with
64MB Memory and:
1 3.5 drive inch Floppy disk
1 IDE drive
2 Adaptec 2740 SCSI adapters
2 GB SCSI drives
1 EISA Madge Token Ring Adapter
Note: current preferred system is Dell Poweredge SP
1 minimum Equipment Rack w/surge protector & Grounding Kit
1 minimum UPS - size and number depend on site
1 minimum Printer - Reasonable speed, wide carriage, capable of 198 columns 5 per printer ribbons
2 boxes Printer Paper
1 minimum Exabyte 8506 8MM tape backup unit
25 Data Tapes

Software required for the LAN
-----------------------------

1 per server Novell Netware License
Note: Size depends upon number of users
1 Arcserve for Novell
Note: Same size as Novell License
1 Novell Lanalyzer Multisegment
1 per server Novell Netware Management agents
1 Bindview NCS-WAM
1 per server Bindview NCS-SIM
1 Novell Netware Flex/IP v1.2C
1 Microsoft MS Mailserver v3.2 (10 user)
1 per site Appmeter
1 per server Fileserver Virus Control

1 per user WordPerfect 6.0 or Microsoft Word 6.0
1 per user Lotus 5.0 or Microsoft Excel 4.0
1 per user Workstation Virus Control


LAN WORKSTATION

Hardware required for workstation
---------------------------------

1 per user Minimum Pentium (100 mhz) with 4MB memory for non-Windows and 8MB for Windows stations.
Note: Reservation agents are Non-Windows users with the Agent Interface Software 1 per workstation Token Ring Adapter 16mbps.
Preferred vendor is Silicom

Note: Each workstation requires cabling, 2 power outlets and a Surge Suppresser.


Software required for workstation
---------------------------------

1 per user PC920 serial number - IP connectivity
1 per user MS Dos V6.2
1 Windows user MS Windows 3.1

Note:  Windows 3.1 preferred over Windows for Workgroups


Software Licensed herein
------------------------

Cendant "Agent Interface" (AI)

ATTACHMENT B

Unit Reservation Software Sublicense Agreement
----------------------------------------------

THIS AGREEMENT is made and entered into as of ______________,200__ (the "Agreement Date"), by and between ________, a corporation organized under the laws of ________________, with its office at _______________ ("Licensor"), and
___________________, a corporation organized under the laws of____________________, with its principal office at______________,
("Licensee"), and is entered into contemporaneously with, and as an exhibit to, the License Agreement for the operation of a DAYS INN WORLDWID System Unit to be located at ________________________________ under a franchise from Licensor (the "Franchise Agreement") by and between these same parties.

WITNESSETH

WHEREAS, the parties hereto have contemporaneously entered into a Franchise Agreement, which provides, in part, that Licensor shall sublicense certain computer software to Licensee in accordance with the terms and conditions set forth below and further subject to the terms and conditions of the Franchise Agreement;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:


ARTICLE 1

Definitions
-----------

1.1  Software.  As used in this Agreement, "Software" shall mean the Unit
     --------
Reservation Software, as defined in the Franchise Agreement. "Software" further shall mean such computer programs as stored on any media , including without limitation magnetic tape, semiconductor device, disc, or other memory device or computer memory, and all updates, enhancements, corrections of errors and other modifications thereto, and all copies thereof.

1.2  Documentation.  As used in this Agreement, "Documentation" shall mean the
     -------------
user manuals and other documentation routinely provided by Licensor or its vendor with the Software, and all revisions and additions thereto, and all copies thereof.

1.3  Other Definitions.  Other capitalized terms used herein shall have the
     -----------------
meanings ascribed to them in the Franchise Agreement.

ARTICLE 2

License
-------

2.1  Grant of Right to Use.  Licensor grants to Licensee, and Licensee accepts
     ---------------------
from Licensor, a non-exclusive, non-transferable sublicense to use the Software in object code form on the equipment and/or installation site identified on Exhibit A attached hereto. In addition to the terms and conditions set forth below, this license shall be subject to the terms and conditions of the Franchise Agreement.

2.2  Restrictions on Use.  Except as set forth above in Section 2.1 above, the
     -------------------
Software shall be used only internally for Licensee and by Licensee, only while licensed hereunder and only on the equipment and/or at the installation site designated above. Any sublicensing distribution, timesharing, sale or other disposition of the Software by Licensee is prohibited. Licensee may not modify or enhance the Software in any way whatsoever without the prior written consent of Licensor. Licensee is granted no license to use and shall have no rights in any source code or documentation related to the source code. Licensee shall not create or attempt to create, or permit others to create or attempt to create, the source code or object code of the Software or any part thereof or any substantially similar software from the object code or other information in tangible or intangible form made available pursuant to this Agreement.

2.3  Off-Site Use.  If the computer at an authorized site is inoperative due to
     ------------
malfunction, any license granted under this Agreement for such site shall be temporarily extended to authorize Licensee to use the Software at another site until the designated site is returned to operation. If the designated site is relocated, any license granted hereunder for that site shall be extended to authorize Licensee to use the Software at said relocated site; provided, however, that in such event, Licensor's maintenance obligations hereunder shall be suspended until Licensor consents to such relocation, which consent shall not be unreasonably withheld. Licensee may not replace or relocate the site to any location without the express prior written consent of Licensor.

ARTICLE 3

License Fees
------------

3.1  Price.  Within thirty (30) days after execution of this Agreement, Licensee
     -----
shall pay to Licensor a one-time license fee of ____________ Dollars ($) for the Software.

3.2  Taxes.  In addition to the fees for the license provided hereunder,
     -----
Licensee agrees to pay all Withholding Taxes required to be paid by the Licensee as defined in Paragraph of the Franchise Agreement as well as all federal, state, local and other taxes based on this Agreement for the Software or its use, excluding taxes based on Licensor's net income and privilege taxes. Such taxes to be paid by Licensee include, but are not limited to, personal property, sales, use or excise taxes, or amounts in lieu thereof, which are now or may be imposed by any taxing authority.

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

ARTICLE 4

Delivery; Risk of Loss
----------------------

4.1   Delivery; Installation.  Licensor shall exert reasonable efforts to
      ----------------------
deliver a complete copy of the Software to the applicable installation site or any other location established by the parties on or before the scheduled delivery date, to which the parties shall agree. Upon delivery, Licensee shall promptly install the Software. Licensor also shall deliver two (2) complete copies of the then-current Documentation. If the Documentation is subsequently revised or if additional documentation is developed, Licensor shall, upon such publication, or in the case of third party software upon receipt from Licensor's vendor, deliver to Licensee two (2) copies of all revisions, additions, modifications and updates to such Documentation, at no additional charge. Licensor shall bear all freight, shipping and handling cost associated with delivery of the Software to Licensee.

4.2  Risk of Loss.  Licensor shall bear the risk of loss for any loss or damage
     ------------
that occurs to the Software before it has been delivered to the installation site. If any Software is lost or damaged after such delivery, through no fault of Licensor, Licensee shall bear the risk of loss and Licensor shall furnish Licensee, at Licensee's request and expense, with replacement media or materials.


ARTICLE 5

Maintenance; Support
--------------------

5.1    Maintenance and Updates of Software.  Licensee shall pay to Licensor an
       -----------------------------------
annual maintenance fee, in consideration for which Licensor will extend the Software warranty set forth in Section 9.3 below for an additional year and provide annual updates and maintenance of the Software. The initial annual maintenance fee shall be __________ ($), which shall be subject to change every three (3) years by ______ percent unless otherwise agreed to by the parties. In the event the Software is rendered obsolete or superseded by other means of operating a reservation system, Licensor shall replace such software with the same substitute or technological equivalent as it uses in the United States, if available in the Territory, to allow continued functioning of reservation services to be provided to consumers and Units in the Territory. Such updates and maintenance shall include the following:

5.1.1 Licensor will provide remedial maintenance so that the Software will, in all material respects, perform the functions and operations specified in the Documentation. Remedial maintenance includes all reasonable software services to correct documented non-performance that Licensor's diagnostics indicate are caused by a defect in an unaltered version of the Software.

5.1.2 Licensor shall provide Licensee with any updates and enhancements to the Software that are generally available to other users of the Software.

5.1.3 Upon the request of Licensee, Licensor, at its sole discretion, may undertake reasonable efforts to correct a Software malfunction caused by Licensee's negligence. If Licensor provides assistance for the correction of such a malfunction, Licensee shall pay Licensor for such assistance at Licensor's then-published rates for such work.

5.2  Training.  Licensor shall provide training to Licensee with respect to the
     --------
use of the Software at Licensor's designated training center in ___________________, as described in the Franchise Agreement. Licensee may reproduce any training materials utilized by Licensor in connection with the training of Licensee's personnel for such purposes. Any such reproductions shall include any copyright or similar proprietary notices contained in the materials being reproduced.


ARTICLE 6

Licensee Responsibilities
-------------------------

6.1  Assistance.  Licensee will follow all reasonable instructions of Licensor
     ----------
respecting possession and use of the Software. Licensee will supply Licensor with all documentation and assistance necessary to demonstrate and diagnose each problem with the Software and will implement each solution to such problem provided by Licensor. Licensee will promptly install error corrections, updates and enhancements to the Software. Licensee also will provide any and all equipment required by Licensor to maintain the Software on-line from a remote location, and will update such equipment in accordance with Licensor's requirements.

6.2  Confidentiality.  Licensee shall protect the Software as Licensor's
     ---------------
Confidential Information, as defined in and subject to the terms of the Franchise Agreement.


ARTICLE 7

Term; Termination
-----------------

7.1  Term; Termination.  This Agreement and the license granted hereunder shall
     -----------------
be co-terminus with the Franchise Agreement and shall expire or terminate upon expiration or termination of the Franchise Agreement. Failure to timely pay the annual maintenance fee described in Paragraph 3.1 above shall be considered an event of breach by Licensee in accordance with Paragraph of the Franchise Agreement.

7.2  Obligations Upon Expiration or Termination.  If this Agreement expires or
     ------------------------------------------
is terminated for any reason, Licensee shall immediately cease all use of the Software and return the Software and Documentation to Licensor together with all portions, back-up copies and modifications thereof; and Licensee shall purge all copies of the Software from all computer processors or storage media on which the Software has been installed.

ARTICLE 8

Ownership and Property Rights
-----------------------------

8.1  Property Rights.  Licensee acknowledges and agrees that the Software and
     ---------------
Documentation licensed hereunder, and all copies thereof, constitute valuable trade secrets and contain proprietary and confidential information; title thereto, and in all appurtenant patents, copyrights and other intellectual property rights, remains in Licensor or Licensor's vendor. No title to or interest in the Software, or any part thereof, is hereby transferred to Licensee, except for the license as expressly provided herein.

8.2  Unauthorized Copying.  Licensee agrees that it will not copy, modify or
     --------------------
reproduce the Software in any way except as provided for herein. Licensee agrees to notify Licensor promptly of any circumstances of which Licensee has knowledge relating to any unauthorized use or copying of the Software by any person or entity. Licensee agrees to take, at Licensee's expense, but at Licensor's option and under Licensor's control and discretion, any legal action necessary to prevent or stop the unauthorized use of the Software by any third party that has accessed the Software due to Licensee's fault or negligence.

8.3  Authorized Copying.  The Software may be copied, in whole or in part, in
     ------------------
printed or machine-readable form, for use by Licensee at the designated site, for archive or emergency restart purposes, to replace a worn copy, or to store at the off-premises location which Licensee uses for security storage purposes; provided, however, that no more than five (5) copies will be in existence under the license at any one time without prior written consent from Licensor.

8.4  Proprietary Notices.  Licensee shall not alter, move, cover or remove any
     -------------------
proprietary notice placed by Licensor or its vendor on the Software or Documentation, and shall ensure such notices are reproduced on all copies of the Software and Documentation made by Licensee.


ARTICLE 9

Warranties
----------

9.1  Ownership.  Licensor warrants that it is the owner of and/or has the right
     ---------
to grant a license to use the Software free of all liens, claims, encumbrances and other restrictions.

9.2  Third Party Rights.  Licensor warrants that to the best of its knowledge,
     ------------------
the Software does not violate any rights of any third party, including any patent, copyright, trade secret or other proprietary rights, and there are currently no actual or threatened suits or claims pending based on Licensor's alleged violation of the foregoing.

9.3  Software.  Licensor warrants that, for one (1) year after delivery to
     --------
Licensee, the Software will in all material respects, perform the functions and operations specified in the

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

Documentation.

9.4  Survival of Warranties.  The warranties set forth in Sections 9.1 through
     ----------------------
9.3 above shall survive termination or expiration of this Agreement. Any repair, replacement, correction or other modification of the Software by Licensor shall be warranted for a period equal to the longer of ninety (90) days or the expiration of the warranties set forth in Sections 9.1 through 9.3.

9.5  Disclaimer of Warranties and Limitation of Liability.  EXCEPT AS SET FORTH
     ----------------------------------------------------
IN SECTIONS 9.1 THROUGH 9.4 ABOVE, LICENSOR DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY, INSTALLATION OR FURNISHING OF THE SOFTWARE UNDER THIS AGREEMENT. LICENSOR SHALL HAVE NO LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF LICENSOR HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. ALL LIABILITY BY LICENSOR HEREUNDER IS EXPRESSLY LIMITED TO ANY AMOUNTS PAID BY LICENSEE TO LICENSOR UNDER THIS AGREEMENT.


ARTICLE 10

Patent and Copyright Indemnification
------------------------------------

10.1  Indemnification.  Licensor will defend or settle, at its own expense, any
      ---------------
action brought against Licensee to the extent that it is based on a claim that the Software infringes any copyright or patent. Licensor will pay those costs, damages and attorney's fees finally awarded against Licensee in any such action attributable to any such claim, but such defense, settlement and payment is conditioned on the following: (i) that Licensor shall be notified promptly in writing by Licensee of any such claim; (ii) that Licensor shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; and (iii) that Licensee shall cooperate with Licensor in a reasonable way to facilitate the settlement or defense of such claim.

10.2  Restrictions.  Licensor's obligations under this Article 10 do not extend
      ------------
to claims arising from modifications not authorized by Licensor or from the unauthorized use or combination of products provided by Licensor with products provided by Licensee or by others. Should the Software become, or in Licensor's opinion be likely to become, the subject of such a claim of infringement, then Licensee shall permit Licensor, at Licensor's option and expense, either to (i) procure for Licensee the right to continue using the Software, or (ii) replace or modify the Software so that it becomes non-infringing and functionally equivalent, or (iii) upon failure of (i) or (ii) above, despite the reasonable efforts of Licensor, reimburse Licensee for the Software as depreciated and accept its return. Such depreciation shall be calculated on the basis of five
(5) years straight-line depreciations from the date of delivery of the Software. THIS ARTICLE 10

STATES THE ENTIRE LIABILITY OF LICENSOR RESPECTING THE INFRINGEMENT OF PATENTS AND COPYRIGHTS BY THE SOFTWARE.


ARTICLE 11

General Provisions
------------------

11.1  Severability.  Except as expressly provided to the contrary herein, each
      ------------
section, paragraph, term and condition of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, arbitrator, agency or tribunal with competent jurisdiction in a proceeding to which Licensor is a party, that ruling shall apply only to the jurisdiction of such court, arbitrator, agency or tribunal and shall not impair the operation of, or have any other effect upon, such other terms and conditions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any provision held to be invalid shall be deemed not to be a part of this Agreement in such jurisdiction from the earlier of the date on which the time for appeal expires or receipt by Licensor or Licensee of a notice of non-enforcement thereof. Notwithstanding the foregoing, either party may terminate this Agreement if a provision is held invalid or unenforceable that materially and adversely affects the rights or obligations of the party, or substantially diminishes the fundamental benefits of this Agreement for the party.

11.2  Substitution of Valid Provision.  If, under any applicable and binding law
      -------------------------------
or rule, any provision of this Agreement is invalid or unenforceable, the parties shall modify such invalid or unenforceable provision to the extent required to be valid and enforceable. The parties agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which are held to be unenforceable in a final, unappealable ruling, or from reducing the scope of any promise or covenant to the extent required to comply with such ruling.

11.3  Force Majeure.  Neither Licensor nor Licensee shall be liable for loss or
      -------------
damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) windstorms, rains, floods, earthquakes, typhoons, mud slides or other similar natural causes; (b) fires, strikes, embargoes or riot; (c) legal restrictions; or (d) any other similar event or cause beyond the control of the party affected. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that no such cause other than a governmental or judicial order shall excuse payment of amounts owed at the time of such occurrence or payment of amounts due to Licensor subsequent to such occurrence.

11.4  Governing Law.  This Agreement and the validity, performance, construction
      -------------
and effect of this Agreement shall be governed by the laws of _______________.

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

11.5  Interpretation.  The preambles to this Agreement are a part of this
      --------------
Agreement, which, along with the Franchise Agreement constitutes the entire agreement of the parties (all prior representations, negotiations and agreements being merged into this Agreement), and there are no other oral or written understandings or agreements between Licensor and Licensee relating to the subject matter of this Agreement. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. This Agreement shall be executed in four (4) counterparts, each of which shall be deemed an original.

11.6  Delivery of Notes and Payments.  All notices, reports and other
      ------------------------------
information and supporting records permitted or required to be delivered by the provision of this Agreement shall be delivered to:



Licensor:



Licensee:

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

The address of each party for notice may be modified from time to time by notice to the other party. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telex, cable or comparable electronic system and two (2) business days after sending by air courier service.

11.7  Waiver.  Licensor and Licensee may, by written instrument, unilaterally
      ------
waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by either party shall be without prejudice to any other rights the party have, will be subject to continuing review by the granting party, and may be revoked, in the granting party's sole discretion, at any time and for any reason, effective upon delivery to the other party of ten (10) days' prior written notice. Licensor and Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of Licensor or Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; or the acceptance by Licensor of any payments from Licensee after any breach by Licensee of this Agreement.

LICENSOR:                           LICENSEE:


By: ________________________        By: _________________________
Title: _______________________      Title: ________________________

EXHIBIT A

Use of the Software is restricted to the following equipment and installation site:

Installation Site

_______________________________

EQUIPMENT AND SOFTWARE

Property Terminal Unit - PTU

Located at Unit, 1 per Unit.

The PTU (Property Terminal Unit) is a PC running Cendant RA (Reservation Assistant) software that allows the Licensee to receive reservations notifications, changes and cancellations from the host computer. In addition the Licensee can modify its inventory status and rates in the host, and book reservations for other hotels. One PTU is required at each Unit.

Hardware Requirements
---------------------

  IBM PC 300 GL personal computer, with at least 32 MB RAM, 2 GB hard disk drive, 3.5" disk drive; internal 12x CD ROM; Sound Card; Ethernet adapter (network card), E-mail (Microsoft outlook, Internet Browser/Capabilities - Microsoft Internet Explorer v 5.0 or higher, 15" SVGA color monitor, US Robotics 56k Courier modem; Lexmark Optra K printer with cable, Windows 95/98; surge protector.


Software to be purchased by Licensee
------------------------------------

  DOS 6.1
  PROCOM PLUS Ver2.01

Software licensed
-----------------

  Cendant Reservation Assistant (RA)

                                       96